                                                                   Exhibit 10.3

                        FINANCING AND SECURITY AGREEMENT

                                  By and Among

                    WG APPAREL, INC., a Delaware corporation
                  WILLCOX & GIBBS, INC., a Delaware corporation
                  LEADTEC SYSTEMS INC., a Delaware corporation
                 CLINTON MANAGEMENT CORP., a Florida corporation
              CLINTON MACHINERY CORPORATION, a Delaware corporation
           MACPHERSON MEISTERGRAM, INC., a North Carolina corporation as Borrowers

                                       and

                NATIONSBANK, N.A., a National Banking Association

                                    as Lender

                            Dated December 17 , 1996
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                                    ARTICLE 1

                                   DEFINITIONS

SECTION 1.1        Certain Defined Terms....................................   1
SECTION 1.2        Accounting Terms and Other Definitional Provisions.......  27

                                    ARTICLE 2

                              THE CREDIT FACILITIES

SECTION 2.1        The Revolving Credit Facility............................  28
        2.1.1      Revolving Credit Facility................................  28
        2.1.2      Procedure for Making Advances Under the Revolving
                   Loan; Lender Protection Loans............................  28
        2.1.3      Borrowing Base...........................................  29
        2.1.4      Borrowing Base Report....................................  30
        2.1.5      Revolving Credit Note....................................  31
        2.1.6      Mandatory Prepayments of Revolving Loan..................  31
        2.1.7      Optional Prepayments of Revolving Loan...................  31
        2.1.8      The Collateral Account...................................  32
        2.1.9      Revolving Loan Account...................................  33
        2.1.10     Revolving Credit Unused Line Fee.........................  33
        2.1.11     Early Termination Fee....................................  34
        2.1.12     Required Availability under the Revolving Credit
                   Facility.................................................  34
        2.1.13     Right of Lender to Demand Payment and Terminate
                   Revolving Credit Facility................................  34
SECTION 2.2        The Letter of Credit Facility............................  35
        2.2.1      Letters of Credit........................................  35
        2.2.2      Letter of Credit Fees....................................  35
        2.2.3      Terms of Letters of Credit...............................  35
        2.2.4      Procedure for Letters of Credit..........................  36
SECTION 2.3        The Foreign Exchange Facility............................  36
        2.3.1      Foreign Exchange Agreements..............................  36
        2.3.2      Foreign Exchange Reserves................................  37
        2.3.3      Terms of Foreign Exchange Agreements.....................  37
        2.3.4      Procedure for Foreign Exchange Agreements................  37
SECTION 2.4        Applicable Interest Rates................................  38
        2.4.1      Selection of Interest Rates..............................  38
        2.4.2      Inability to Determine LIBOR Base Rate...................  40
        2.4.3      Indemnity................................................  41
        2.4.4      Payment of Interest......................................  42
SECTION 2.5        General Financing Provisions.............................  43


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        2.5.1      Borrrowers' Representatives..............................  43
        2.5.2      Use of Proceeds..........................................  45
        2.5.3      Origination Fee..........................................  45
        2.5.4      Field Examination Fees...................................  45
        2.5.5      Computation of Interest and Fees.........................  45
        2.5.6      Payments.................................................  45
        2.5.7      Liens; Setoff............................................  46
        2.5.8      Requirements of Law......................................  46

                                    ARTICLE 3

                                 THE COLLATERAL

SECTION 3.1        Debt and Obligations Secured.............................  47
SECTION 3.2        Grant of Liens...........................................  47
SECTION 3.3        Collateral Disclosure List...............................  47
SECTION 3.4        Personal Property........................................  48
        3.4.1      Chattel Paper, Promissory Notes, etc.....................  48
SECTION 3.5        Record Searches..........................................  48
SECTION 3.6        Costs....................................................  49
SECTION 3.7        Release..................................................  49
SECTION 3.8        Inconsistent Provisions..................................  50

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.1        Representations and Warranties...........................  50
        4.1.1      Subsidiaries.............................................  50
        4.1.2      Good Standing............................................  50
        4.1.3      Power and Authority......................................  50
        4.1.4      Binding Agreements.......................................  51
        4.1.5      No Conflicts.............................................  51
        4.1.6      No Defaults, Violations..................................  51
        4.1.7      Compliance with Laws.....................................  51
        4.1.8      Margin Stock.............................................  52
        4.1.9      Investment Company Act; Margin Securities................  52
        4.1.10     Litigation...............................................  52
        4.1.11     Financial Condition......................................  53
        4.1.12     Full Disclosure..........................................  53
        4.1.13     Indebtedness for Borrowed Money..........................  53
        4.1.14     Taxes....................................................  54
        4.1.15     ERISA....................................................  54
        4.1.16     Title to Properties......................................  54
        4.1.17     Patents, Trademarks, Etc.  ..............................  55
        4.1.18     Presence of Hazardous Materials or Hazardous Materials
                   Contamination............................................  55
        4.1.19     Perfection and Priority of Collateral....................  55


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        4.1.20     Places of Business and Location of Collateral............  56
        4.1.21     Business Names and Addresses.............................  56
        4.1.22     Accounts.................................................  56
        4.1.23     Compliance with Eligibility Standards....................  57
        4.1.24     Purchase Agreement Transaction...........................  57
SECTION 4.2        Survival; Updates of Representations and Warranties......  57

                                    ARTICLE 5

                              CONDITIONS PRECEDENT

SECTION 5.1        Conditions to the Initial Advance, Initial Letter
                   of Credit and Initial Foreign Exchange Agreement.........  58
        5.1.1      Good Standing etc.  .....................................  58
        5.1.2      Corporate Proceedings of the Borrowers...................  58
        5.1.3      Consents, Licenses, Approvals, Etc.......................  59
        5.1.4      Collateral Disclosure List...............................  59
        5.1.5      Note.....................................................  59
        5.1.6      Financing Documents and Collateral.......................  59
        5.1.7      Recordings and Filings...................................  59
        5.1.8      Opinion of Borrowers' Counsel............................  60
        5.1.9      Other Documents, Etc.  ..................................  60
        5.1.10     Payment of Fees..........................................  60
        5.1.11     Additional Matters.......................................  60
        5.1.12     Other Financing Documents................................  60
        5.1.13     Insurance Certificate....................................  60
        5.1.14     Credit Insurance.........................................  60
        5.1.15     Landlord's Waivers.......................................  60
        5.1.16     Field Examination........................................  60
        5.1.17     Proforma Balance Sheet and Projections...................  61
        5.1.18     Purchase Agreement Transaction...........................  61
        5.1.19     Reliance Letters; Opinions...............................  61
        5.1.20     Senior Notes.............................................  62
        5.1.21     Reduction of Revolving Credit Committed Amount...........  62
        5.1.22     Delivery of Documents....................................  62
        5.1.23     Completion of Schedules..................................  62
SECTION 5.2.       Conditions to all Extensions of Credit...................  62
        5.2.1      Compliance...............................................  62
        5.2.2      Borrowing Base...........................................  62
        5.2.3      Default..................................................  63
        5.2.4      Representations and Warranties...........................  63
        5.2.5      Adverse Change...........................................  63
        5.2.6      Legal Matters............................................  63


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                                    ARTICLE 6

                           COVENANTS OF THE BORROWERS

SECTION 6.1        Affirmative Covenants....................................  63
        6.1.1      Financial Statements.....................................  63
        6.1.2      Reports to SEC and to Stockholders.......................  66
        6.1.3      Recordkeeping, Rights of Inspection, Field
                   Examination, Etc. .......................................  66
        6.1.4      Corporate Existence......................................  67
        6.1.5      Compliance with Laws.....................................  67
        6.1.6      Preservation of Properties...............................  67
        6.1.7      Line of Business.........................................  68
        6.1.8      Insurance................................................  68
        6.1.9      Taxes....................................................  68
        6.1.10     ERISA....................................................  69
        6.1.11     Notification of Events of Default and Adverse
                   Developments.............................................  69
        6.1.12     Hazardous Materials; Contamination.......................  70
        6.1.13     Disclosure of Casualty...................................  71
        6.1.14     Collection of Receivables................................  72
        6.1.15     Assignments of Receivables...............................  72
        6.1.16     Government Accounts......................................  73
        6.1.17     Notice of Returned Goods, etc............................  73
        6.1.18     Credit Insurance.........................................  73
        6.1.19     Maintenance of the Collateral............................  74
        6.1.20     Defense of Title and Further Assurances..................  74
        6.1.21     Business Names; Locations................................  75
        6.1.22     Subsequent Opinion of Counsel as to Recording
                   Requirements.............................................  75
        6.1.23     Use of Premises and Equipment............................  75
        6.1.24     Protection of Collateral.................................  76
SECTION 6.2        Negative Covenants.......................................  76
        6.2.1      Capital Structure, Merger, Acquisition or Sale of
                   Assets...................................................  76
        6.2.2      Subsidiaries.............................................  77
        6.2.3      Purchase or Redemption of Securities, Dividend
                   Restrictions.............................................  77
        6.2.4      Indebtedness.............................................  78
        6.2.5      Investments, Loans and Other Transactions................  79
        6.2.6      Financial Covenants......................................  80
        6.2.7      Stock of Subsidiaries....................................  82
        6.2.8      Subordinated Indebtedness................................  82
        6.2.9      Liens; Confessed Judgment................................  83
        6.2.10     Transactions with Affiliates.............................  83
        6.2.11     Other Businesses.........................................  83
        6.2.12     ERISA Compliance.........................................  83


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        6.2.13     Prohibition on Hazardous Materials.......................  84
        6.2.14     Amendments...............................................  84
        6.2.15     Method of Accounting; Fiscal Year........................  84
        6.2.16     Compensation.............................................  84
        6.2.17     Transfer of Collateral...................................  85
        6.2.18     Sale and Leaseback.......................................  85
        6.2.19     Disposition of Collateral................................  85

                                    ARTICLE 7

                         DEFAULT AND RIGHTS AND REMEDIES

SECTION 7.1        Events of Default........................................  85
        7.1.1      Failure to Pay...........................................  85
        7.1.2      Breach of Representations and Warranties.................  86
        7.1.3      Failure to Comply with Covenants.........................  86
        7.1.4      Default Under Other Financing Documents or
                   Obligations..............................................  86
        7.1.5      Receiver; Bankruptcy.....................................  86
        7.1.6      Involuntary Bankruptcy, etc.  ...........................  87
        7.1.7      Judgment.................................................  87
        7.1.8      Execution; Attachment....................................  88
        7.1.9      Default Under Other Borrowings...........................  88
        7.1.10     Challenge to Agreements..................................  88
        7.1.11     Material Adverse Change..................................  88
        7.1.12     Impairment of Position...................................  88
        7.1.13     Change in Ownership......................................  88
        7.1.14     Liquidation, Termination, Dissolution, Change in
                   Management, etc..........................................  89
SECTION 7.2        Remedies.................................................  89
        7.2.1      Acceleration.............................................  89
        7.2.2      Further Advances.........................................  89
        7.2.3      Uniform Commercial Code..................................  89
        7.2.4      Specific Rights With Regard to Collateral................  91
        7.2.5      Application of Proceeds..................................  92
        7.2.6      Performance by Lender....................................  92
        7.2.7      Other Remedies...........................................  93


                                    ARTICLE 8

                                  MISCELLANEOUS

SECTION 8.1        Notices..................................................  93
SECTION 8.2        Amendments; Waivers......................................  94
SECTION 8.3        Cumulative Remedies......................................  95
SECTION 8.4        Severability.............................................  96
SECTION 8.5        Assignments by Lender....................................  97
SECTION 8.6        Successors and Assigns...................................  97
SECTION 8.7        Continuing Agreements....................................  97


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SECTION 8.8        Enforcement Costs........................................  99
SECTION 8.9        Applicable Law; Jurisdiction.............................  99
SECTION 8.10       Duplicate Originals and Counterparts..................... 100
SECTION 8.11       Headings................................................. 100
SECTION 8.12       No Agency................................................ 100
SECTION 8.13       Date of Payment.......................................... 100
SECTION 8.14       Entire Agreement......................................... 100
SECTION 8.15       Waiver of Trial by Jury.................................. 102
SECTION 8.16       Liability of the Lender.................................. 102

                        FINANCING AND SECURITY AGREEMENT

      THIS FINANCING AND SECURITY AGREEMENT (this "Agreement") is made this 17th day of December, 1996, by and among

      WG APPAREL, INC., a Delaware corporation ("Apparel"), WILLCOX & GIBBS, INC., a Delaware corporation ("Holdings"), LEADTEC SYSTEMS INC., a Delaware corporation ("Leadtec"), CLINTON MANAGEMENT CORP., a Florida corporation ("Clinton Management") CLINTON MACHINERY CORPORATION, a Delaware corporation ("Clinton Machinery"), following the closing of the Purchase Agreement and execution of the Joinder, (as those terms are defined in Section 1.1 of this Agreement), MACPHERSON MEISTERGRAM, INC. a North Carolina corporation ("Macpherson"), jointly and severally (each of Apparel, Holdings, Leadtec, Clinton Management, Clinton Machinery, and Macpherson a "Borrower;" Apparel, Holdings, Leadtec, Clinton Management, and Clinton Machinery, collectively, the "Borrowers"), and

      NATIONSBANK, N.A., a national banking association (the "Lender").

                                    RECITALS

      A. The Borrowers have applied to the Lender for credit facilities consisting of a revolving credit facility, with a letter of credit and foreign exchange subfacilities, in the maximum principal amount of $18,500,000 to be used by the Borrowers for the Permitted Uses described in this Agreement.

      B. The Lender is willing to make those credit facilities available to the Borrowers upon the terms and subject to the conditions set forth in this Agreement.

                                    ARTICLE 1

                                   DEFINITIONS

      SECTION 1.1 Certain Defined Terms. As used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:

            "Account" individually and "Accounts" collectively mean all presently existing or hereafter acquired or created accounts, accounts receivable, contract rights, notes, drafts, instruments, acceptances, chattel paper, leases and writings evidencing a monetary obligation or a security interest in or a lease of goods, all rights to receive the payment of money or other consideration under present or future contracts (including, without limitation, all rights to receive payments under presently existing or hereafter acquired or created letters of credit), or by virtue of merchandise sold or leased, services rendered, loans and advances made or other considerations given, by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, credit insurance policy, other insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof, all rights under or arising out of present or future contracts, agreements or general interest in merchandise which gave rise to any or all of the foregoing, including all goods, all claims or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise, all collateral security of any kind (including real property mortgages) and letters of credit given by any person with respect to any of the foregoing, all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all proceeds (cash and non-cash) of the foregoing.

            "Account Debtor" means any Person who is obligated on a Receivable and "Account Debtors" mean all Persons who are obligated on the Receivables.

            "Adjusted EBITDA" means, for any period EBITDA for such period less, to the extent not already deducted in determining net income for such period, the amount accrued by the Company for such period (whether or not paid during such period) in respect of its obligations to make "First Tier Annual Payments" and "Second Tier Annual Payments" to the Clinton Sellers pursuant to Section 1.2(b) of the Clinton Stock Purchase Agreement.

            "Affiliate" means, with respect to designated Person, any other Person, directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with the Person designated, as the case may be.

            "Agreement" means this Financing and Security Agreement and all amendments, modifications and supplements hereto which may from time to time become effective.

            "Applicable Interest Rate" means (i) the LIBOR Rate, or (ii) the Base Rate.

            "Applicable Margin" means the applicable rate per annum added, as set forth in Section 2.4, to LIBOR or the Prime Rate.

            "Assets" means at any date all assets that, in accordance with GAAP consistently applied, should be classified as assets on a consolidated balance sheet of any one or more of the Borrowers.


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            "Asset Sale" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by the Borrowers or any of their Subsidiaries of any asset, but excluding (i) dispositions of inventory in the ordinary course of business, and (ii) dispositions of Temporary Cash Investments and cash payments otherwise permitted under this Agreement; provided that a disposition of assets not excluded by clauses (i) or (ii) above during any Fiscal Year shall not constitute an Asset Sale unless and until (and only to the extent that) the aggregate Net Cash Proceeds from such disposition, when combined with all other such dispositions previously made during such Fiscal Year, exceeds $150,000.

            "Bankruptcy Code" means the United States Bankruptcy Code, as amended from time to time.

            "Base Rate" means the sum of (i) the Prime Rate plus (ii) the Applicable Margin.

            "Base Rate Loan" means any Loan for which interest is to be computed with reference to the Base Rate.

            "Borrowing Base" has the meaning described in Section 2.1.3 (Borrowing Base).

            "Borrowing Base Deficiency" has the meaning described in Section
2.1.3 (Borrowing Base).

            "Borrowing Base Report" has the meaning described in Section 2.1.4 (Borrowing Base Report).

            "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State are authorized or required to close.

            "Capital Expenditures" means, for any period, the aggregate amount of expenditures by the Borrowers and their Subsidiaries for plant, property and equipment during such period (including any such expenditure by way of acquisition of a Person or by way of assumption of indebtedness or other obligations of a Person, to the extent reflected as plant, property and equipment), but excluding any such expenditures made for the replacement or restoration of assets to the extent financed by condemnation awards or proceeds of insurance received with respect to the loss or taking of or damage to the asset or assets being replaced or restored.

            "Capital Lease" of any Person means any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

            "Chattel Paper" means a writing or writings with respect to an Account or Accounts which evidence both a monetary obligation and a security interest in or lease of specific goods; any returned, rejected or repossessed goods covered by any such writing or writings and all proceeds (in any form including, without limitation, accounts, contract rights, documents, chattel paper, instruments and general intangibles) of such returned, rejected or repossessed goods; and all proceeds (cash and non-cash) of the foregoing.

            "Closing Date" means the Business Day, in any event not later than January 30, 1997, on which the Lender shall be satisfied that the conditions precedent set forth in Section (Conditions) have been fulfilled.

            "Collateral" means all Accounts and Chattel Paper of the Borrowers' with any and all cash and non-cash proceeds and products thereof.

            "Collateral Account" has the meaning described in Section 2.1.8 (Collateral Account).

            "Collateral Disclosure List" has the meaning described in Section
3.3 (Collateral Disclosure List).

            "Commitment" means the Revolving Credit Commitment.

            "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code.

            "Consolidated Capital Expenditures" means, for any period, the aggregate amount of expenditures by the Borrowers and their Subsidiaries for plant, property and equipment during such period (including any such expenditure by way of acquisition of a Person or by way of assumption of indebtedness or other obligations of a Person, to the extent reflected as plant, property and equipment), but excluding any such expenditures made for the replacement or restoration of assets to the extent financed by condemnation awards or proceeds of insurance received with respect to the loss or taking of or damage to the asset or assets being replaced or restored.

            "Consolidated Free Cash Flow" means, for any period, Adjusted EBITDA for such period minus the following amounts:

                  (a) the current portion of the provision for income taxes by the Borrowers and their Subsidiaries for such period;

                  (b) Consolidated Capital Expenditures for such period, to the extent that such Consolidated Capital Expenditures are permitted by
            Section 6.2.6(a) and are not financed during such period (and will not be financed in any future period) with the proceeds of Indebtedness for Borrowed Money of the Borrowers permitted by
            Section 6.2.4; and

                  (c) any net gain in respect of Asset Sales during such period.

            "Consolidated Total Debt" means at any date the Indebtedness for Borrowed Money of the Borrowers and their Subsidiaries, determined on a consolidated basis at such date and without giving effect to any amount attributable to (ii) original issue discount in connection with the issuance of the Warrants or (ii) the Warrant Notes and excluding any contingent liability of the Borrower and its Subsidiaries.

            "Copyrights" means and includes, in each case whether now existing or hereafter arising, all of each Borrower's rights, title and interest in and to (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations copyright applications, and all renewals of any of the foregoing, (b) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past, current or future infringements of any of the foregoing, (c) the right to sue for past, present and future infringements of any of the foregoing, and (d) all rights corresponding to any of the foregoing throughout the world.

            "Credit Facility" means the Revolving Credit Facility, the Letter of Credit Facility, or the Foreign Exchange Facility as the case may be, and "Credit Facilities" means collectively the Revolving Credit Facility, the Letter of Credit Facility, or the Foreign Exchange Facility and any and all other credit facilities now or hereafter extended under or secured by this Agreement.

            "Default" means an event which, with the giving of notice or lapse of time, or both, could or would constitute an Event of Default under the provisions of this Agreement.

            "Documents" means all documents of title, whether now existing or hereafter acquired or created, and all proceeds (cash and non-cash of the foregoing).

            "Early Termination Fee" has the meaning described in Section (Early Termination Fee).

            "EBITDA" means, for any period, the consolidated net income of the Borrowers and their Subsidiaries for such period, after all expenses and other proper charges except depreciation, interest, amortization, income taxes, amortization or write off of any step up in the basis of the Inventory as of July 13, 1994, any step up in the basis of Inventory associated with the Purchase Agreement Transaction and those mergers or acquisitions of the Borrowers, or any of them, during Fiscal Year 1996, and transaction costs associated with the transactions contemplated by the Purchase Agreement Transaction, determined in accordance with GAAP eliminating (i) all intercompany items, (ii) all earnings attributable to equity interests in Persons that are not Subsidiaries unless actually received by the Borrowers,
(iii) all income arising from the forgiveness, adjustment, or negotiated settlement of any indebtedness, (iv) any extraordinary items of income or expense, (v) any increase or decrease of income arising from any change in the Borrowers' method of accounting, and (vi) items of income or expense arising from changes in the "LIFO Reserve."

            "Eligible Receivable" and "Eligible Receivables" mean the collective reference to, at any time of determination thereof, the unpaid portion of each Receivable payable (net of any returns, discounts, claims, credits, charges or other allowances, offsets, deductions, counterclaims, disputes or other defenses and reduced by the aggregate amount of all limits and deductions provided for in this definition and elsewhere in this Agreement) in United States Dollars to each Borrower, provided each Receivable conforms and continues to conform to the following criteria to the satisfaction of the Lender:

            (i) the Receivable arose in the ordinary course of the Borrower's business from a bona fide outright sale of goods by the Borrower or from services performed by the Borrower;

            (ii) the Receivable is a valid, legally enforceable obligation of the Account Debtor and requires no further act under any circumstances to make the Receivable payable by the Account Debtor;

            (iii) the Receivable is based upon an enforceable order or contract, written or oral, for goods delivered or for services performed, and the same were shipped or performed in accordance with such order or contract;

            (iv) if the Receivable arises from the sale of goods, the goods the sale of which gave rise to the Receivable have been shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding;

            (v) if the Receivable arises from the performance of services, such services have been fully rendered and do not relate to any warranty claim or obligation;

            (vi) the Receivable is evidenced by an invoice or other documentation in form acceptable to the Lender, dated no later than the date of shipment or performance and containing only terms normally offered by the Borrower;

            (vii) the amount shown on the books of the Borrower and on any invoice, certificate, schedule or statement delivered to the Lender is owing to the Borrower and no partial payment has been received unless reflected with that delivery;

            (viii) the Receivable is not outstanding more than ninety (90) days from the date of the invoice therefor or past due more than 60 days after its due date, which shall not be later than 30 days after the invoice date;

            (ix) the Receivable is not owing by any Account Debtor for which the Lender has deemed fifty percent (50%) or more of such Account Debtor's other Receivables (or any portion thereof) due to the Borrower to be non-Eligible Receivables;

            (x) such Receivable is not owing by an Account Debtor or a group of affiliated Account Debtors whose then-existing Receivables owing to the Borrower exceed in face amount fifteen percent 15% of the Borrower's total Eligible Receivables;

            (xi) the Account Debtor has not returned, rejected or refused to retain, or otherwise notified the Borrower of any dispute concerning, or claimed nonconformity of, any of the goods or services from the sale or furnishing of which the Receivable arose;

            (xii) the Receivable is not subject to any present or contingent (and no facts exist which are the basis for any future) offset, claim, deduction or counterclaim, dispute or defense in law or equity on the part of such Account Debtor, or any claim for credits, allowances, or adjustments by the Account Debtor because of returned, inferior, or damaged goods or unsatisfactory services, or for any other reason including, without limitation, those arising on Receivable of a breach of any express or implied representation or warranty;

            (xiii) the Account Debtor is not a Subsidiary or Affiliate of the Borrower;

            (xiv) the Account Debtor is not incorporated or primarily conducting business or otherwise located in any jurisdiction outside of the United States of America, unless, and only to the extent, that the Lender has determined in the exercise of its discretion in good faith that the payment to the Borrower of each Receivable so included is supported by (A) an irrevocable letter of credit or bank guarantee issued or confirmed by a bank or trust company organized or licensed under the laws of the United States or any State thereof and having capital, surplus and undivided profits aggregating at least $500,000,000, or (B) by credit insurance from an issuer, in an amount, subject to terms and conditions, and meeting the requirements of Section 61.18 in a manner satisfactory to the Lender in the exercise of its good faith discretion, or (C) a guaranty of a corporation domiciled in the United States, the form and substance of any such guaranty and any such guarantor being satisfactory to the Lender in the exercise of its sole and absolute discretion;

            (xv) the Account Debtor with respect to such Receivable is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending;

            (xvi) the Account Debtor is not a Governmental Authority;

            (xvii) the Borrower is not indebted in any manner to the Account Debtor (as creditor, lessor, supplier otherwise), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by the Borrower in the ordinary course of its business;

            (xviii) the Receivable does not arise from services under or related to any warranty obligation of the Borrower or out of service charges, finance charges or other fees or compensation for the time value of money;

            (xix) the Receivable is not evidenced by chattel paper or an instrument of any kind and is not secured by any letter of credit, unless the chattel paper, instrument or letter of credit is in the Lender's possession;

            (xx) the title of the Borrower to the Receivable is absolute and is not subject to any prior assignment, claim, Lien, or security interest, except Permitted Liens;

            (xxi) no bond or other undertaking by a surety been obtained, supporting the Borrower's obligations to the Account Debtor in respect of the Receivable;

            (xxii) the Borrower has the full and unqualified right and power to assign and grant a security interest in the Receivable to the Lender as security and collateral for the payment of the Obligations;

            (xxiii) the Receivable does not arise out of a contract with, or order from, an Account Debtor that, by its terms, forbids or makes void or unenforceable the assignment by the Borrower to the Lender of the Receivable arising with respect thereto;

            (xxiv) the Receivable is subject to the Lien in favor of the Lender, which Lien is perfected as to the Receivable by the filing of financing statements;

            (xxv) the goods giving rise to the Receivable were not, at the time of the sale thereof, subject to any Lien, except those in favor of the Lender;

            (xxvi) the Lender in the good faith exercise of its discretion has not deemed the Receivable ineligible because of uncertainty as to the creditworthiness of the Account Debtor or because the Lender otherwise considers the collateral value thereof to the Lender to be impaired or its ability to realize such value to be insecure; and

            (xxvii) as to the Receivables of Macpherson, such Receivables shall not be considered Eligible Receivables unless and until (a) the Lender has completed its field examination and other due diligence review of Macpherson and (b) such Receivables meet all of the foregoing eligibility criteria.

In the event of any dispute, under the foregoing criteria, as to whether an account is, or has ceased to be, an Eligible Receivable, the decision of the Lender in the good faith exercise of its discretion shall control.

            "Enforcement Costs" means all expenses, charges, costs and fees whatsoever (including, without limitation, reasonable attorney's fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Lender in connection with (a) any or all of the Obligations, this Agreement and/or any of the other Financing Documents, (b) the creation, perfection, collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral, this Agreement or any of the other Financing Documents, including, without limitation, those costs and expenses more specifically enumerated in Section 3.7 (Costs) and/or Section (Enforcement Costs), and (c) the monitoring, administration, processing and/or servicing of any or all of the Obligations, the Financing Documents, and/or the Collateral.

            "Equipment" means, for each Borrower, all equipment, machinery, computers, chattels, tools, parts, machine tools, furniture, furnishings, fixtures and supplies of every nature, presently existing or hereafter acquired or created and wherever located, whether or not the same shall be deemed to be affixed to real property, together with all accessions, additions, fittings, accessories, special tools, and improvements thereto and substitutions therefor and all parts and equipment which may be attached to or which are necessary or beneficial for the operation, use and/or disposition of such personal property, all licenses, warranties, franchises and general intangibles related thereto or necessary or beneficial for the operation, use and/or disposition of the same, together with all Accounts, Chattel Paper, Instruments and other consideration received on account of the sale, lease or other disposition of all or any part of the foregoing, and together with all rights under or arising out of present or future Documents and contracts relating to the foregoing and all proceeds (cash and non-cash) of the foregoing.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Event of Default" has the meaning described in Article 7.

            "Eurodollar Business Day" means any Business Day on which dealings in United States Dollar deposits are carried out on the London interbank market and on which commercial banks are open for domestic and international business (including dealings in Dollar deposits) in London, England.

            "Eurodollar Lending Office" means with respect to the Lender such branch or office of the Lender designated by the Lender, as applicable, from time to time as the branch or office at which the LIBOR Loans are to be made or maintained.

            "Execution Date" means the date on which this Agreement and the other Financing Documents, other than the Joinder by Macpherson, are signed, if and as applicable, by the Lender and the Borrowers.

            "Facilities" means the collective reference to the loan and other credit facilities now or hereafter provided to the Borrowers by the Lender whether under this Agreement or otherwise.

            "Fees" means the collective reference to each fee payable to the Lender under the terms of this Agreement or under the terms of any of the other Financing Documents, including, without limitation, the following: Revolving Credit Unused Line Fees, Letter of Credit Fees, Early Termination Fee, Origination Fee, and Field Examination Fees.

            "Field Examination Fee" and "Field Examination Fees" have the meanings described in Section (Field Examination Fees).

            "Financing Documents" means at any time collectively this Agreement, the Notes, the Security Documents, the Letter of Credit Documents, the Foreign Exchange Documents, and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by any one or more of the Borrowers, any guarantor and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying or in connection with this Agreement, any Note, any of the Security Documents, any of the Facilities, and/or any of the Obligations.

            "Fiscal Year" means a fiscal year of a Borrower.

            "Fixed or Capital Assets" of a Person at any date means all assets which would, in accordance with GAAP consistently applied, be classified on the balance sheet of such Person as property, plant or equipment at such date.

            "Foreign Exchange Agreement" means the collective reference to any currency swap agreements, currency spot and forward contracts and other similar agreements and arrangements (which need not be written) entered into between the Lender, any Affiliate of the Lender, and any Borrower.

            "Foreign Exchange Documents" means the collective reference to each Foreign Exchange Agreement, each application therefor, and any other instrument, document, certificate, or agreement executed and/or delivered by any one or more of the Borrowers or any other Person under, pursuant to or in connection with any Foreign Exchange Agreement.

            "Foreign Exchange Facility" means the facility established by the Lender pursuant to Section (Foreign Exchange Facility) of this Agreement.

            "Foreign Exchange Obligations" means the Foreign Exchange Reserve and all other Obligations of the Borrowers with respect to the Foreign Exchange Agreements.

            "Foreign Exchange Reserves" means the collective reference to the aggregate reserves which are established by the Lender from time to time with respect to the aggregate United States dollars which are the subject of Foreign Exchange Agreements.

            "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

            "General Intangibles" means all general intangibles of every nature, whether presently existing or hereafter acquired or created, and without implying any limitation of the foregoing, further means all books and records, claims (including without limitation all claims for income tax and other refunds), choses in action, claims, causes of action in tort or equity, contract rights, judgments, customer lists, Patents, Trademarks, licensing agreements, rights in intellectual property, goodwill (including goodwill symbolized by and associated with any and all trademarks, trademark licenses, copyrights and/or service marks), royalty payments, licenses, contractual rights, rights as lessee under any lease of real or personal property, literary rights, Copyrights, service names, service marks, logos, trade secrets, amounts received as an award in or settlement of a suit in damages, deposit accounts, interests in joint ventures or general or limited partnerships, rights in applications for any of the foregoing, books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all proceeds (cash and non-cash) of the foregoing.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any department, agency or instrumentality thereof.

            "Hazardous Materials" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any substance the presence of which on any property, whether now or hereafter owned or acquired, is prohibited by any Law similar to those set forth in this definition; and (d) any other substance which by Law requires special handling in its collection, storage, treatment or disposal.

            "Hazardous Materials Contamination" means the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials, including, without limitation, improvements, facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned or acquired.

            "Indebtedness" of a Person means at any date the total liabilities of such Person at such time determined in accordance with GAAP consistently applied.

            "Indebtedness for Borrowed Money" of a Person means at any time the sum at such time of (a) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) any obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) any obligations of such Person in respect of letters of credit, banker's or other acceptances or similar obligations issued or created for the account of such Person, (d) Lease Obligations of such Person with respect to Capital Leases, (e) all liabilities secured by any Lien on any property owned by such Person, to the extent attached to such Person's interest in such property, even though such Person has not assumed or become personally liable for the payment thereof, (f) obligations of third parties which are being guarantied or indemnified against by such Person or which are secured by the property of such Person; (g) any obligation of such Person under a employee stock ownership plan or other similar employee benefit plan; and (h) any obligations, liabilities or indebtedness, contingent or otherwise, under or in connection with, any interest rate or currency swap agreements, cap, floor, and collar agreements, currency spot and forward contracts and other similar agreements and arrangements; but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue (as determined in accordance with customary trade practices) or which are being disputed in good faith by such Person and for which adequate reserves are being provided on the books of such Person in accordance with GAAP.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the Income Tax Regulations issued and proposed to be issued thereunder.

            "Instrument" means a negotiable instrument (as defined under Article 3 of the Uniform Commercial Code), a "certificated security" (as defined under
Article 8 of the Uniform Commercial Code), or any other writing which evidences a right to payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement.

            "Interest Period" means as to any LIBOR Loan, the period commencing on and including the date such LIBOR Loan is made (or on the effective date of the Borrowers' election to convert any Base Rate Loan to a LIBOR Loan in accordance with the provisions of this Agreement) and ending on and including the day which is 30, 60, or 90 days thereafter, as selected by the Borrowers in accordance with the provisions of this Agreement, and thereafter, each period commencing on the last day of the then preceding Interest Period for such LIBOR Loan and ending on and including the day which is 30, 60, or 90 days thereafter, as selected by the Borrowers in accordance with the provisions of this Agreement; provided, however that:

            (a) the first day of any Interest Period shall be a Eurodollar Business Day;

            (b) if any Interest Period would end on a day that shall not be a Eurodollar Business Day, such Interest Period shall be extended to the next succeeding Eurodollar Business Day unless such next succeeding Eurodollar Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the next preceding Eurodollar Business Day; and

            (c) no Interest Period shall extend beyond the Revolving Credit Expiration Date or the scheduled maturity date, of the Term Loan, as appropriate.

            "Interest Rate Election Notice" has the meaning described in
Section 2.4.1(e).

            "Inventory" means all inventory of each Borrower held by the Borrower for sale in the ordinary course of business and all right, title and interest of the Borrower in and to all of its now owned and hereafter acquired goods, merchandise and other personal property furnished under any contract of service or intended for sale or lease, including, without limitation, all raw materials, work-in-progress, finished goods and materials and supplies of any kind, nature or description which are used or consumed in the Borrower's business or are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other licenses, warranties, franchises, general intangibles, personal property and all documents of title or documents relating to the same and all proceeds (cash and non-cash) of the foregoing.

            "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

            "Item of Payment" means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Receivables or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to a Receivable, and other proceeds of Collateral; and "Items of Payment" means the collective reference to all of the foregoing.

            "Joinder" means the joinder attached hereto pursuant to which Macpherson becomes a party hereto following the closing of the Purchase Agreement Transaction on the Closing Date.

            "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority or political subdivision or agency thereof, or any court or similar entity established by any thereof.

            "Lease Obligations" of a Person means for any period the rental commitments of such Person for such period under leases for real and/or personal property (net of rent from subleases thereof, but including taxes, insurance, maintenance and similar expenses which the lessee is obligated to pay under the terms of said leases, except to the extent that such taxes, insurance, maintenance and similar expenses are payable by sublessees), including rental commitments under Capital Leases.

            "Letter of Credit" and "Letters of Credit" shall have the meanings described in Section 2.2.1 hereof.

            "Letter of Credit Agreement" means the collective reference to each letter of credit application and agreement substantially in the form of the Lender's then standard form of application for letter of credit or such other form as may be approved by the Lender, executed and delivered by any one or more of the Borrowers in connection with the issuance of a Letter of Credit, as the same may from time to time be amended, restated, supplemented or modified and "Letter of Credit Agreements" means all of the foregoing in effect at any time and from time to time.

            "Letter of Credit Documents" means any and all drafts under or purporting to be under a Letter of Credit, any Letter of Credit Agreement, and any other instrument, document or agreement executed and/or delivered by any one or more of the Borrowers or any other Person under, pursuant to or in connection with a Letter of Credit or any Letter of Credit Agreement.

            "Letter of Credit Facility" means the facility established by the Lender pursuant to Section 2.2 (Letter of Credit Facility) of this Agreement.

            "Letter of Credit Fee" and "Letter of Credit Fees" have the meanings described in Section 2.2.2 hereof.

            "Letter of Credit Obligations" means all Obligations of the Borrowers with respect to the Letters of Credit and the Letter of Credit Agreements.

            "Liabilities" means at any date all liabilities that in accordance with GAAP consistently applied should be classified as liabilities on a consolidated balance sheet of any one or more of the Borrowers.

            "LIBOR Base Rate" means for any Interest Period with respect to any LIBOR Loan, the per annum interest rate (rounded upward, if necessary, to the nearest next 1/10 of 1%) quoted to the Lender, on an immediately available funds basis, at or about 11:00 a.m. (London time) on the date that is two (2) Eurodollar Business Days prior to the first day of such Interest Period, for the offering by leading banks in the London interbank Eurodollar market of Dollar deposits with the Lender for a period comparable in time to the duration of such Interest Period and in amounts comparable to the amount of such LIBOR Loan as to which the LIBOR Base Rate is to be determined. If the Lender shall be unable or shall otherwise fail to so obtain the LIBOR Base Rate, the LIBOR Base Rate shall be the average of those rates quoted on the REUTERS "LIBO" page for a period comparable to the applicable Interest Period (rounded upward, if necessary, to the nearest next 1/10 of 1%).

            "LIBOR Loan" means any Loan for which interest is to be computed with reference to the LIBOR Rate.

            "LIBOR Rate" means for any Interest Period with respect to any LIBOR Loan, (i) the Applicable Margin, plus (ii) the per annum rate of interest calculated pursuant to the following formula:

         LIBOR Rate =       LIBOR Base Rate
                       -------------------------
                       1.00 - Reserve Percentage

            "Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, lien, hypothecation, provision in any instrument or other document for confession of judgment, cognovit or other similar right or remedy, claim or charge of any kind, whether perfected or unperfected, avoidable or unavoidable, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, excluding the precautionary filing of any financing statement by any lessor in a true lease transaction, by any bailor in a true bailment transaction or by any consignor in a true consignment transaction under the Uniform Commercial Code of any jurisdiction or the agreement to give any financing statement by any lessee in a true lease transaction, by any bailee in a true bailment transaction or by any consignee in a true consignment transaction.

            "Loan" means the Revolving Loan.

            "Loan Notice" has the meaning described in Section (Procedure for Making Advances).

            "Lockbox" has the meaning described in Section (The Collateral Account).

            "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "Net Cash Proceeds" means, with respect to any transaction, an amount equal to the cash proceeds received by a Borrowers or any of its Subsidiaries from or in respect of such transaction (including any cash proceeds received as income or other proceeds of any non-cash proceeds of such transaction), less (x) any expenses (including commissions) reasonably incurred by such Person in respect of such transaction and (y) in the case of an Asset Sale, the amount of any Indebtedness for Borrowed Money secured by a Lien on the related asset and discharged from the proceeds of such Asset Sale and any taxes paid or payable by such Person (as estimated by the chief financial officer of the Borrower) in respect of such Asset Sale.

            "Net Worth" means as to the Borrowers and their Subsidiaries at any date the excess of (a) the Assets, over (b) the Liabilities.

            "Note" means the Revolving Credit Note, and "Notes" means collectively the Revolving Credit Note and any other promissory note which may from time to time evidence the Obligations.

            "Obligations" means all present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of the Borrowers to the Lender under, arising pursuant to, in connection with and/or on account of the provisions of this Agreement, each Note, each Security Document, and any of the other Financing Documents, the Loan, and any of the Credit Facilities including, without limitation, the principal of, and interest on, each Note, late charges, the Fees, Enforcement Costs, and prepayment penalties (if any), letter of credit fees or fees charged with respect to any guaranty of any letter of credit; also means all other present and future indebtedness, liabilities and obligations, whether now existing or contemplated or hereafter arising, of the Borrowers to the Lender of any nature whatsoever regardless of whether such debts, obligations and liabilities be direct, indirect, primary, secondary, joint, several, joint and several, fixed or contingent; and also means any and all renewals, extensions, substitutions, amendments, restatements and rearrangements of any such debts, obligations and liabilities.

            "Origination Fee" has the meaning described in Section (Origination
Fee).

            "Outstanding Foreign Exchange Obligations" has the meaning described in Section 2.3.3 hereof.

            "Outstanding Letter of Credit Obligations" has the meaning described in Section 2.2.3 hereof.

            "Patents" means and includes, in each case whether now existing or hereafter arising, all rights, title and interest in and to (a) any and all patents and patent applications, (b) any and all inventions and improvements described and claimed in such patents and patent applications, (c) reissues, divisions, continuations, renewals, extensions and continuations-in-part of any patents and patent applications, (d) income, royalties, damages, claims and payments now or hereafter due and/or payable under and with respect to any patents or patent applications, including, without limitation, damages and payments for past and future infringements, (e) rights to sue for past, present and future infringements of patents, and (f) all rights corresponding to any of the foregoing throughout the world.

            "PBGC" means the Pension Benefit Guaranty Corporation.

            "Permitted Liens" means: (a) Liens for Taxes which are not delinquent or which the Lender has determined in the exercise of its sole and absolute discretion (i) are being diligently contested in good faith and by appropriate proceedings, (ii) the Borrower affected has the financial ability to pay, with all penalties and interest, at all times without materially and adversely affecting the Borrower, and (iii) are not, and will not be with appropriate filing, the giving of notice and/or the passage of time, entitled to priority over any Lien of the Lender; (b) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance in the ordinary course of business; (c) Liens in favor of the Lender; (d) judgment Liens to the extent the entry of such judgment does not constitute a Default or an Event of Default under the terms of this Agreement or result in the sale of, or levy of execution on, any of the Collateral; and (e) such other Liens, if any, as are set forth on
Schedule 4.1.19 attached hereto and made a part hereof.

            "Permitted Uses" means (a) on the Closing Date, the payment of reasonable costs and expenses (including without limitation, reasonable attorneys fees) related to this Agreement, and to the Purchase Agreement (and ancillary agreements referenced therein), (b) the Purchase Agreement (Clinton Management), (c) other uses permitted pursuant to Section 6.2.5 hereof, and (d) the working capital purposes of the Borrowers.

            "Person" means and includes an individual, a corporation, a partnership, a joint venture, a limited liability company, a trust, an unincorporated association, a government or political subdivision or agency thereof or any other organization or entity.

            "Plan" means any pension plan which is covered by Title IV of ERISA and in respect of which any one or more of the Borrowers or a Commonly Controlled Entity is an "employer" as defined in Section 3 of ERISA.

            "Post-Default Rate" means the Base Rate plus 200 basis points per annum.

            "Prepayment" means a Revolving Loan Mandatory Prepayment or a Revolving Loan Optional Prepayment as the case may be, and "Prepayments" mean collectively Revolving Loan Mandatory Prepayments and the Revolving Loan Optional Prepayments.

            "Prime Rate" means the floating and fluctuating per annum prime commercial lending rate of interest of the Lender, as established and declared by the Lender at any time or from time to time. The Prime Rate shall be adjusted automatically, without notice, as of the effective date of any change in such prime commercial lending rate. The Prime Rate does not necessarily represent the lowest rate of interest charged by the Lender to borrowers.

            "Purchase Agreement" means that certain Stock Purchase Agreement dated as of November 27, 1996 by and among Apparel and Holdings and the Sellers, together with any and all amendments, modifications, and supplements thereto, restatements thereof, and substitutes therefor.

            "Purchase Agreement (Clinton Management)" means that certain Stock Purchase Agreement (Clinton Management) dated as of December 15, 1995 by and among Apparel, Holdings, Clinton Management and certain sellers, together with any and all amendments, modifications, and supplements thereto, restatements thereof, and substitutes therefor.

            "Purchase Agreement Documents" means collectively the Purchase Agreement and any and all other agreements, documents or instruments, previously, now or hereafter executed and delivered by Apparel, Holdings, the Sellers, or any other Person in connection with the Purchase Agreement Transaction.

            "Purchase Agreement Transaction" means the stock purchase agreement transaction under the provisions of the Purchase Agreement.

            "Receivable" means, as at any date of determination thereof, the unpaid portion of the obligation, as stated in the respective invoice, of an Account Debtor of a Borrower in respect of Inventory or services rendered in the ordinary course of business, which amount has been earned by performance under the terms of the related contract and recognized as revenue on the books of the Borrower, net of any credits, rebates or offsets owed to the customer and also net of any commissions payable to Persons other than employees of the Borrowers or their Subsidiaries.

            "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

            "Reserve Percentage" means, at any time, the then current maximum rate for which reserves (including any basic, supplemental, marginal and emergency reserves) are required to be maintained by member banks of the Federal Reserve System under Regulation D of the Board of Governors of the Federal Reserve System against "Eurocurrency liabilities", as that term is defined in Regulation D. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

            "Responsible Officer" means with respect to each Borrower the chief executive officer of the Borrower or the president of the Borrower or, with respect to financial matters, the chief financial officer of the Borrower.

            "Revolving Credit Commitment" means the agreement of the Lender relating to the making of the Revolving Loan and advances thereunder subject to and in accordance with the provisions of this Agreement.

            "Revolving Credit Commitment Period" means the period of time from the Closing Date to the Business Day preceding the Revolving Credit Termination Date.

            "Revolving Credit Committed Amount" has the meaning described in
Section 2.1 (Revolving Credit Facility).

            "Revolving Credit Expiration Date" means July 13, 2001.

            "Revolving Credit Facility" means the facility established by the Lender pursuant to Section 2.1 (Revolving Credit Facility) of this Agreement.

            "Revolving Credit Note" has the meaning described in Section 2.15 (Revolving Credit Note).

            "Revolving Credit Termination Date" means the earlier of (a) the Revolving Credit Expiration Date, or (b) the date on which the Revolving Credit Commitment is terminated pursuant to Section 7.2 or otherwise.

            "Revolving Credit Unused Line Fee" and "Revolving Credit Unused Line Fees" have the meanings described in Section 2.1.10 (Revolving Credit Unused Line Fee).

            "Revolving Loan" has the meaning described in Section 2.1.1 (Revolving Credit Facility).

"Revolving Loan Account" has the meaning described in Section 2.1.9 (Revolving Loan Account).

            "Revolving Loan Mandatory Prepayment" and "Revolving Loan Mandatory Prepayments" have the meanings described in Section 2.1.6 (Mandatory Prepayments).

            "Revolving Loan Optional Prepayment" and "Revolving Loan Optional Prepayments" have the meanings described in Section 2.1.7 (Revolving Loan Optional Prepayment).

            "Securities" means the collective reference to each and every certificated or uncertificated security which constitutes a "security" under the provisions of Title 8 of the Uniform Commercial Code, and all proceeds (cash and non-cash) of the foregoing.

            "Security Documents" means collectively any assignment, pledge agreement, security agreement, mortgage, deed of trust, deed to secure debt, financing statement and any similar instrument, document or agreement under or pursuant to which a Lien is now or hereafter granted to, or for the benefit of, the Lender on any real or personal property to secure all or any portion of the Obligations, all as the same may from time to time be amended, restated, supplemented or otherwise modified, including, without limitation, this Agreement and the following:

            "Sellers" means collectively Neil A. Macpherson, Bridget Macpherson, Bridget M. Macpherson as Trustee under the Mark Edward Macpherson Trust Agreement dated February 1, 1982, Ouida B. Brown as Trustee under the Mark Edward Macpherson Trust No. 2, Bridget M. Macpherson as Trustee under the Katherine Emma Macpherson Trust Agreement dated February 1, 1982, Ouida B. Brown as Trustee under the Katherine Emma Macpherson Trust No. 2, Neil A. Macpherson as Trustee under the Nicholas Ian Macpherson Trust Agreement dated March 18, 1983, and Ouida B. Brown as Trustee under the Nicholas Ian Macpherson Trust No. 2.

            "Senior Notes" means those promissory notes issued by Holdings and one or more Subsidiaries evidencing unsecured Indebtedness for Borrowed money in the aggregate face amount of $85,000,000 due and payable in the year 2003.

            "State" means the State of Maryland.

            "Subordinated Indebtedness" means all Indebtedness incurred at any time by any one or more of the Borrowers which is in amount, repayment terms and subordinated to the Obligations by a written agreement, all in form and substance satisfactory to the Lender in its sole and absolute discretion.

            "Subsidiary" means any corporation the majority of the voting shares of which at the time are owned directly by a Borrower and/or by one or more Subsidiaries of a Borrower.

            "Taxes" means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority on any one or more of the Borrowers or any of their properties or assets or any part thereof or in respect of any of their franchises, businesses, income or profits.

            "Temporary Cash Investment" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by Standard & Poor's Corporation and P-1 by Moody's Investors Service, Inc., (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $500,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause (ii) above, or (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, provided in each case that such Investment matures within one year from the date of acquisition thereof by the Borrowers or any of their Subsidiaries.

            "Total Debt Service" means, for any period, the sum of the aggregate interest charges incurred by the Borrowers and their Subsidiaries for such period, whether expenses or capitalized, including the portion of any obligation under Capital Leases allocable to interest expense in accordance with GAAP and the portion of any debt discount or premium if such results in the reduction of cash (but not expenses of issuance) that shall be amortized in such period, but excluding any such interest charges allocable to any of the Warrant Notes and all other scheduled principal payments on all other Indebtedness for Borrowed Money, including the portion of any payments under Capital Leases that is allocable to principal.

            "Trademarks" means and includes in each case whether now existing or hereafter arising, all of right, title and interest in and to (a) any and all trademarks (including service marks), trade names and trade styles, and applications for registration thereof and the goodwill of the business symbolized by any of the foregoing, (b) any and all licenses of trademarks, service marks, trade names and/or trade styles, whether as licensor or licensee,
(c) any renewals of any and all trademarks, service marks, trade names, trade styles and/or licenses of any of the foregoing, (d) income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages, claims, and payments for past, present and future infringements thereof, (e) rights to sue for past, present and future infringements of any of the foregoing, including the right to settle suits involving claims and demands for royalties owing, and (f) all rights corresponding to any of the foregoing throughout the world.

            "Uniform Commercial Code" means, unless otherwise provided in this Agreement, the Uniform Commercial Code as adopted by and in effect from time to time in the State or in any other jurisdiction, as applicable.

            "Wholly Owned Subsidiary" means any corporation all the shares of stock of all classes of which (other than directors' qualifying shares) at the time are owned directly or indirectly by a Borrower and/or by one or more Wholly Owned Subsidiaries of a Borrower.

      SECTION 1.2 Accounting Terms and Other Definitional Provisions.

      Unless otherwise defined herein, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined herein, and accounting terms only partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP. Unless otherwise defined herein, all terms used herein which are defined by the Uniform Commercial Code shall have the same meanings as assigned to them by the Uniform Commercial Code unless and to the extent varied by this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are references to articles, sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Without implying any limitation on the foregoing, any reference to the "Borrowers," the "Borrower," "each Borrower," "each of the Borrowers," or "a Borrower" in provision of this Agreement or any of the other Financing Documents shall be deemed to refer to each and any one or more of the Borrowers, jointly and severally. Reference to any one or more of the Financing Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified.

                                    ARTICLE 2

                              THE CREDIT FACILITIES

      SECTION 2.1 The Revolving Credit Facility.

            2.1.1 Revolving Credit Facility. Subject to and upon the provisions of this Agreement, the Lender establishes a revolving credit facility in favor of the Borrowers. The aggregate of all advances under the Revolving Credit Facility are sometimes referred to in this Agreement collectively as the "Revolving Loan".

      The principal amount of Eighteen Million Five Hundred Thousand Dollars ($18,500,000) is the "Revolving Credit Committed Amount".

      During the Revolving Credit Commitment Period, the Lender agrees to make advances under the Revolving Loan requested by Apparel on behalf of the Borrowers from time to time provided that after giving effect to the request, the outstanding principal balance of the Revolving Loan, of the Letter of Credit Obligations and of the Foreign Exchange Obligations, would not exceed the lesser of (a) the Revolving Credit Committed Amount, or (b) the most current Borrowing Base.

            2.1.2 Procedure for Making Advances Under the Revolving Loan; Lender Protection Loans.

                  (a) The Borrowers may borrow under the Revolving Credit Commitment on any Business Day. Advances under the Revolving Loan shall be deposited to a demand deposit account of a Borrower with the Lender or shall be otherwise applied as directed by the Borrowers, which direction the Lender may require to be in writing. No later than 10:00 a.m. (Baltimore time) on the date of the requested borrowing, the Borrowers shall give the Lender oral or, if requested by the Lender from time to time, written notice (a "Loan Notice") of the amount and (if requested by the Lender) the purpose of the requested borrowing.

                  (b) In addition, each Borrower hereby irrevocably authorizes the Lender at any time and from time to time, without further request from or notice to the Borrowers, to make advances under the Revolving Loan which the Lender, in its sole and absolute discretion, deems necessary or appropriate to protect the Lender's interests under this Agreement, including, without limitation, advances under the Revolving Loan made to cover debit balances in the Revolving Loan Account, principal of, and/or interest on, the Loan, the Obligations, and/or Enforcement Costs, prior to, on, or after the termination of other advances under this Agreement, regardless of whether the outstanding principal amount of the Revolving Loan which the Lender may make hereunder exceeds the Revolving Credit Committed Amount.

            2.1.3 Borrowing Base.

                  (a) As used in this Agreement, the term "Borrowing Base" means at any time, an amount equal to the aggregate of (a) eighty percent (80%) of the amount of Eligible Receivables of all Borrowers other than Macpherson, plus (b) such advance rate as the Lender shall determine in its sole discretion for the Eligible Receivables of Macpherson, at such time as Macpherson's Receivables become Eligible Receivables.

                  (b) The Borrowing Base shall be computed based on the Borrowing Base Report most recently delivered to and accepted by the Lender in its sole and absolute discretion. In the event the Borrower shall fail to furnish a Borrowing Base Report required by Section 2.1.4 below, or in the event a Borrowing Base Report is no longer accurate, the Lender may, in its sole and absolute discretion exercised from time to time and without limiting its other rights and remedies under this Agreement, suspend the making of or limit advances under the Revolving Loan. The Borrowing Base shall be subject to reduction by the amount of any Receivable which was included in the Borrowing Base but which the Lender determines fails to meet the respective criteria applicable from time to time for Eligible Receivables.

                  (c) If at any time the total of the aggregate principal amount of the Revolving Loan, Outstanding Letter of Credit Obligations and Foreign Exchange Obligations exceeds the Borrowing Base, a borrowing base deficiency ("Borrowing Base Deficiency") shall exist. Each time a Borrowing Base Deficiency exists, the Borrowers at the sole and absolute discretion of the Lender exercised from time to time shall pay the Borrowing Base Deficiency ON DEMAND to the Lender from time to time.

                  (d) Without implying any limitation on the Lender's discretion with respect to the Borrowing Base, the criteria for Eligible Receivables contained in the definition of Eligible Receivables are in part based upon the business operations of the Borrowers existing on or about the Closing Date and upon information and records furnished to the Lender by the Borrowers. If at any time or from time to time hereafter, the business operations of any one or more of the Borrowers change or such information and records furnished to the Lender is incorrect or misleading, the Lender in its good faith discretion, may at any time and from time to time during the duration of this Agreement change such criteria or add new criteria. The Lender shall communicate such changed or additional criteria to the Borrowers from time to time either orally or in writing.

            2.1.4 Borrowing Base Report. The Borrowers will furnish to the Lender no less frequently than monthly and at such other times as may be requested by the Lender a report of the Borrowing Base (each a "Borrowing Base Report"; collectively, the

"Borrowing Base Reports") in the form required from time to time by the Lender, appropriately completed and duly signed. The Borrowing Base Report shall contain the amount and payments on the Receivables, and the calculations of the Borrowing Base, all in such detail, and accompanied by such supporting and other information, as the Lender may from time to time request. Upon the Lender's request and upon the creation of any Receivables, or at such intervals as the Lender may require, the Borrowers will provide the Lender with: (a) confirmatory assignment schedules; (b) copies of Account Debtor invoices; (c) evidence of shipment or delivery; and (d) such further schedules, documents and/or information regarding the Receivables as the Lender may reasonably require. The items to be provided under this subsection shall be in form satisfactory to the Lender, and certified as true and correct by a Responsible Officer, and delivered to the Lender from time to time solely for the Lender's convenience in maintaining records of the Collateral. The failure of the Borrowers to deliver any of such items to the Lender shall not affect, terminate, modify, or otherwise limit the Lender's security interests in the Collateral.

            2.1.5 Revolving Credit Note. The obligation of the Borrowers to pay the Revolving Loan with interest shall be evidenced by a promissory note (as from time to time extended, amended, restated, supplemented or otherwise modified, the "Revolving Credit Note") substantially in the form of EXHIBIT "A-1" attached hereto and made a part hereof, with appropriate insertions. The Revolving Credit Note shall be dated as of the Closing Date, shall be payable to the order of the Lender at the times provided in the Revolving Credit Note, and shall be in the principal amount of the Revolving Credit Committed Amount. Each of the Borrowers acknowledges and agrees that, if the outstanding principal balance of the Revolving Loan outstanding from time to time exceeds the face amount of the Revolving Credit Note, the excess shall bear interest at the rates provided from time to time for advances under the Revolving Loan evidenced by the Revolving Credit Note and shall be payable, with accrued interest, ON DEMAND. The Revolving Credit Note shall not operate as a novation of any of the Obligations or nullify, discharge, or release any such Obligations or the continuing contractual relationship of the parties hereto in accordance with the provisions of this Agreement.

            2.1.6 Mandatory Prepayments of Revolving Loan. The Borrowers shall make the mandatory prepayments (each a "Revolving Loan Mandatory Prepayment" and collectively, the "Revolving Loan Mandatory Prepayments") of the Revolving Loan at any time and from time to time in such amounts requested by the Lender pursuant to Section 2.1.3 (Borrowing Base) of this Agreement in order to cover any Borrowing Base Deficiency.

            2.1.7 Optional Prepayments of Revolving Loan. Each of the Borrowers may, at its option, at any time and from time to time prepay (each a "Revolving Loan Optional Prepayment" and collectively the "Revolving Loan Optional Prepayments") the Revolving Loan, in whole or in part without premium or penalty. Revolving Loan Optional Prepayments shall be made following a timely and proper written notice to the Lender with respect thereto specifying the date and amount of any intended Revolving Loan Optional Prepayment. The amount to be prepaid shall be paid by the Borrowers to the Lender on the date specified for such prepayment.

            2.1.8 The Collateral Account.

                  (a) The Borrowers will deposit, or cause to be deposited, all Items of Payment to a bank account designated by the Lender and from which the Lender alone has power of access and withdrawal (such bank account, whether one or more than one, collectively, the "Collateral Account"). Each deposit shall be made not later than the next Business Day after the date of receipt of the Items of Payment. The Items of Payment shall be deposited in precisely the form received, except for the endorsements of any one or more of the Borrowers where necessary to permit the collection of any such Items of Payment, which endorsement each Borrower hereby agrees to make. In the event the Borrower fails to do so, the Borrower hereby authorizes the Lender to make the endorsement in the name of the Borrower. Prior to such a deposit, the Borrowers will not commingle any Items of Payment with any of the other funds or property of the Property of the Borrowers, but will hold them separate and apart in trust and for the account of the Lender.

                  (b) In addition, if so directed by the Lender, each of the Borrowers shall direct the mailing of all Items of Payment from its Account Debtors to a post-office box designated by the Lender, or to such other additional or replacement post-office boxes pursuant to the request of the Lender from time to time (collectively, the "Lockbox"). The Lender shall have unrestricted and exclusive access to the Lockbox.

                  (c) Each Borrower authorizes the Lender to inspect all Items of Payment, endorse all Items of Payment in the name of the Borrower, and deposit such Items of Payment in the Collateral Account. The Lender reserves the right, exercised in its sole and absolute discretion from time to time, to provide to the Collateral Account credit prior to final collection of an Item of Payment and to disallow credit for any Item of Payment which is unsatisfactory to the Lender. In the event Items of Payment are returned to the Lender for any reason whatsoever, the Lender may, in the exercise of its discretion from time to time, forward such Items of Payment a second time. Any returned Items of Payment shall be charged back to the Collateral Account, the Revolving Loan Account, or other account, as appropriate.

                  (d) The Lender will apply the whole or any part of the collected funds credited to the Collateral Account against the Revolving Loan (or with respect to Items for Payments which are not proceeds of accounts or inventory or after a Default or Event of Default, against any of the Obligations) or credit such collected funds to the depository account of the Apparel with the Lender, the order and method of such application to be in the sole discretion of the Lender. It is understood and agreed, however, that, absent an Event of Default, the Lender shall cause collected funds in the Collateral Account pertaining to Leadtec to be transferred for application to the Revolving Loan no more frequently than weekly.

            2.1.9 Revolving Loan Account. The Lender will establish and maintain a loan account on its books (the "Revolving Loan Account") to which the Lender will (a) debit (i) the principal amount of each Revolving Loan made by the Lender hereunder as of the date made, (ii) the amount of any interest accrued on the Revolving Loan as and when due, and (iii) any other amounts due and payable by the Borrowers to the Lender from time to time under the provisions of this Agreement in connection with the Revolving Loan, including, without limitation, Enforcement Costs, Fees, late charges, and service, collection and audit fees, as and when due and payable, and (b) credit all payments made by the Borrowers to the Lender on account of the Revolving Loan as of the date made including, without limitation, funds credited to the Revolving Loan Account from the Collateral Account. The Lender may debit the Revolving Loan Account for the amount of any Item of Payment which is returned to the Lender unpaid. All credit entries to the Revolving Loan Account are conditional and shall be readjusted as of the date made if final and indefeasible payment is not received by the Lender in cash or solvent credits.

            2.1.10 Revolving Credit Unused Line Fee. Effective as of the Closing Date, the Borrowers shall pay to the Lender a quarterly revolving credit facility fee (collectively, the "Revolving Credit Unused Line Fees" and individually, a "Revolving Credit Unused Line Fee") in an amount equal to one-half percent (1/2%) per annum of the average daily unused and undisbursed portion of the Revolving Credit Committed Amount (the face amount of Letters of Credit being treated as a used and disbursed portion) in effect from time to time accruing during each calendar quarter. The accrued and unpaid portion of the Revolving Credit Unused Line Fee shall be paid by the Borrowers to the Lender on the first day of the next calendar quarter, commencing on the first such date following the date hereof, and on the Revolving Credit Termination Date.

            2.1.11 Early Termination Fee. In the event of the termination by, or on behalf of, the Borrowers, of the Revolving Credit Commitment with replacement senior secured debt financing (other than senior secured debt financing, obtained after the Lender has exercised its discretionary rights as permitted hereunder with respect to the Borrowing Base or any component thereof and/or established additional criteria for Eligible Receivables which exercise of discretionary rights and/or establishment of additional criteria result in an aggregate reduction of $1,000,000 in availability under the Borrowing Base and which criteria are not imposed by the replacement lender), the Borrowers shall pay a fee (the "Early Termination Fee") equal to 1% of the Revolving Credit Committed Amount.

            2.1.12 Required Availability under the Revolving Credit Facility.

                  (a) The Borrowers shall not at any time permit the aggregate outstanding principal amount of the Revolving Loan, Outstanding Letter of Credit Obligations, and the Outstanding Foreign Exchange Obligations to exceed an amount equal to the lesser of (i) the Borrowing Base, minus One Million Five Hundred Thousand Dollars ($1,500,000), and (ii) the Revolving Credit Committed Amount.

                  (b) The Borrowers shall make a Revolving Loan Mandatory Prepayment pursuant to the provisions of Section 2.1.6 to the extent necessary to achieve compliance with this Section.

            2.1.13 Right of Lender to Demand Payment and Terminate Revolving
                   Credit Facility.

      Notwithstanding any of the provisions of this Agreement, the Revolving Credit Note or any of the other Financing Documents, following an Event of Default, the Lender may at any time, in its sole and absolute discretion following an Event of Default, demand payment of the Revolving Loan in whole or in part and/or terminate, suspend or limit the Revolving Credit Commitment. Upon termination of the Revolving Credit Facility, the outstanding principal balance under the Revolving Loan, and any accrued and unpaid interest thereon, shall be immediately due and payable, and the Lender shall not make any further advances under the Revolving Loan, unless it elects to do so in the exercise of its sole and absolute discretion.

      SECTION 2.2 The Letter of Credit Facility.

            2.2.1 Letters of Credit. Subject to and upon the provisions of this Agreement, and as a part of the Revolving Credit Commitment, the Borrowers may obtain documentary letters of credit and related bankers acceptances or standby letters of credit (as the same may from time to time be amended, supplemented or otherwise modified, each a "Letter of Credit" and collectively the "Letters of Credit") from the Lender from time to time from the Closing Date until the Business Day preceding the Revolving Credit Termination Date. The Borrowers will not be entitled to obtain a Letter of Credit hereunder unless (a) after giving effect to the request, the Borrowers would be in compliance with Section 2.1.12 (a) and (b), and (b) the sum of the aggregate face amount of the then outstanding Letters of Credit plus the aggregate of all Foreign Exchange Reserves then outstanding does not exceed Seven Million Dollars ($7,000,000).

            2.2.2 Letter of Credit Fees. The Borrowers shall pay to the Lender, a letter of credit fee (each a "Letter of Credit Fee" and collectively the "Letter of Credit Fees") at a rate equal to two percent (2%) per annum of the amount of the face amount of Letters of Credit outstanding from time to time, payable on the first day of each month in arrears. Such Letter of Credit Fees shall be paid upon the opening of the Letter of Credit and upon each anniversary thereof, if any. In addition, the Borrowers shall pay to the Lender any and all additional issuance, negotiation, processing, transfer or other fees to the extent and as and when required by the provisions of any Letter of Credit Agreement; such additional fees are included in and a part of the "Fees" payable by the Borrowers under the provisions of this Agreement.

            2.2.3 Terms of Letters of Credit. Each Letter of Credit shall (a) be opened pursuant to a Letter of Credit Agreement, and (b) expire on a date not later than the Business Day preceding the Revolving Credit Expiration Date; provided, however, if any Letter of Credit does have an expiration date later than the Business Day preceding the Revolving Credit Termination Date, as of the Business Day preceding the Revolving Credit Termination Date an advance of the Revolving Loan Credit Facility shall be made by the Lender in the face amount of such Letter of Credit (or Letters of Credit) and the proceeds thereof shall be deposited in an account titled in the name of the Lender as trustee for the Borrowers. The proceeds of the trustee account referred to in the immediately preceding sentence shall be held as collateral for the Letter of Credit (or Letters of Credit) and in the event of a draw under the Letter of Credit (or Letters of Credit), used to pay any such draw. The aggregate face amount of all Letters of Credit at any one time outstanding and issued by the Lender pursuant to the provisions of this Agreement, plus the amount of any unpaid Letter of Credit Fees accrued or scheduled to accrue thereon, and less the aggregate amount of all drafts issued under or purporting to have been issued under such Letters of Credit that have been paid by the Lender and not reimbursed by the Borrowers, is herein called the "Outstanding Letter of Credit Obligations".

            2.2.4 Procedure for Letters of Credit. The Borrowers shall give the Lender written notice at least three (3) Business Days prior to the date on which a Letter of Credit is requested to be opened. Such notice shall be accompanied by a duly executed and delivered Letter of Credit Agreement. Upon receipt of the Letter of Credit Agreement and the Letter of Credit Fee, the

Lender shall process such Letter of Credit Agreement in accordance with its customary procedures and open such Letter of Credit on the Business Day specified in such notice.


      SECTION 2.3 The Foreign Exchange Facility.

            2.3.1 Foreign Exchange Agreements. Subject to and upon the provisions of this Agreement, and as a part of the Revolving Credit Commitment, to cover the risks of currency fluctuations with respect to those Letters of Credit and Existing Letters of Credit which are drawable in a currency other than U.S. dollars, the Borrowers may, upon the prior approval of the Lender, enter into Foreign Exchange Agreements from time to time from the Closing Date until the Business Day preceding the Revolving Credit Termination Date. The Borrowers will not be entitled to obtain a Foreign Exchange Agreement hereunder unless (a) after giving effect to the request, the Borrowers would be in compliance with Section 2.1.12 (a) and (b), and (b) the sum of the aggregate face amount of the then outstanding Letters of Credit plus the aggregate of all Foreign Exchange Reserves then outstanding does not exceed Seven Million Dollars ($7,000,000). In addition, in no event shall the outstanding Foreign Exchange Reserves exceed $750,000.

            2.3.2 Foreign Exchange Reserves. The Borrowers shall pay to the Lender any and all issuance, processing, transfer or other fees to the extent and as and when required by the provisions of the Foreign Exchange Agreement and any Foreign Exchange Documents; such additional fees are included in and a part of the "Fees" payable by the Borrowers under the provisions of this Agreement.

            2.3.3 Terms of Foreign Exchange Agreements. Each Foreign Exchange Agreement shall (a) be opened pursuant to an application and agreement substantially in the form of the Lender's then standard form of application for foreign exchange agreements of the type applicable, or such other form as may be required or approved by the Lender, and be accompanied by such other Foreign Exchange Documents as the Lender may require, all executed and delivered by any one or more of the Borrowers, and (b) expire on a date not later than the Business Day preceding the Revolving Credit Expiration Date; provided, however, if any Foreign Exchange Agreement does have an expiration date later than the Business Day preceding the Revolving Credit Termination Date, as of the Business Day preceding the Revolving Credit Termination Date an advance of the Revolving Loan Credit Facility shall be made by the Lender in the face amount of such Foreign Exchange Agreement (or Foreign Exchange Agreements) and the proceeds thereof shall be deposited in an account titled in the name of the Lender as trustee for the Borrowers. The proceeds of the trustee account referred to in the immediately preceding sentence shall be held as collateral for the Foreign Exchange Obligations. The aggregate face amount of all Foreign Exchange Reserves at any one time outstanding and issued by the Lender pursuant to the provisions of this Agreement, plus the amount of any unpaid fees accrued or scheduled to accrue thereon, is herein called the "Outstanding Foreign Exchange Agreement Obligations".

      2.3.4 Procedure for Foreign Exchange Agreements.

      The Borrowers shall give the Lender written notice at least three (3) Business Days prior to the date on which a Foreign Exchange Agreement is requested. Such notice shall be accompanied by a duly executed and delivered Foreign Exchange Agreement and other Foreign Exchange Documents as the Lender may require. Upon receipt of the Foreign Exchange Agreement, the Foreign Exchange Documents, and the required fees, the Lender shall process such Foreign Exchange Documents in accordance with its customary procedures and open such Foreign Exchange Agreement on the Business Day specified in such notice.

      SECTION 2.4 Applicable Interest Rates.

                  (a) The Loan shall bear interest until maturity (whether by acceleration, declaration, extension or otherwise) at either the Base Rate or the LIBOR Rate, as selected and specified by the Borrowers in an Interest Rate Election Notice furnished to the Lender in accordance with the provisions of Section 2.4.1, or as otherwise determined in accordance with the provisions of this Section 2.4 and as may be adjusted from time to time in accordance with the provisions of Section 2.4.2.

                  (b) Notwithstanding the foregoing, following the occurrence and during the continuance of an Event of Default, at the option of the Lender, all Loans and all other Obligations shall bear interest at the Post-Default Rate.

                  (c) The Applicable Margin for (i) LIBOR Loans shall be two and three-quarters percent (2.75%) per annum, and (ii) Base Rate Loans shall be three quarters of one percent (.75%) per annum.

            2.4.1 Selection of Interest Rates.

                  (a) The Borrowers may select the initial Applicable Interest Rate or Applicable Interest Rates to be charged on the Loan.

                  (b) From time to time after the date of this Agreement as provided in this Section, by a proper and timely Interest Rate Election Notice furnished to the Lender in accordance with the provisions of Section 2.4.1(e), the Borrowers may select an initial Applicable Interest Rate or Applicable Interest Rates for the Loan or may convert the Applicable Interest Rate and, when applicable, the Interest Period, for the Loan to any other Applicable Interest Rate or, when applicable, any other Interest Period.

                  (c) The Borrowers' selection of an Applicable Interest Rate and/or an Interest Period, the Borrowers' election to convert an Applicable Interest Rate and/or an Interest Period to another Applicable Interest Rate or Interest Period, and any other adjustments in an interest rate are subject to the following limitations:

                        (i) the Borrowers shall not at any time select or change to an Interest Period that extends beyond the Revolving Credit Expiration Date,

                        (ii) except as otherwise provided in Section 2.4.3, no change from the LIBOR Rate to the Base Rate shall become effective on a day other than a Business Day and on a day which is the last day of then current Interest Period, no change of an Interest Period shall become effective on a day other than the last day of the then current Interest Period, and no change from the Base Rate to the LIBOR Rate shall become effective on a day other than a day which is a Eurodollar Business Day.

                        (iii) any Applicable Interest Rate change for any Loan to be effective on a date on which any principal payment on account of such Loan is scheduled to be paid shall be made only after such payment shall have been made,

                        (iv) no more than three (3) different LIBOR Rates may be outstanding at any time and from time to time with respect to the Revolving Loan,

                        (v) the first day of each Interest Period shall be a Eurodollar Business Day,

                        (vi) as of the effective date of a selection, there shall not exist a Default or an Event of Default, and

                        (vii) the minimum principal amount of a LIBOR Loan shall be One Million Dollars ($1,000,000).

                  (d) If a request for an advance under the Loan is not accompanied by an Interest Rate Election Notice or does not otherwise include a selection of an Applicable Interest Rate and, if applicable, an Interest Period, or if, after having made a selection of an Applicable Interest Rate and, if applicable, an Interest Period, the Borrowers fail or are not otherwise entitled under the provisions of this Agreement to continue such Applicable Interest Rate or Interest Period, the Borrowers shall be deemed to have selected the Base Rate as the Applicable Interest Rate until such time as the Borrowers have selected a different Applicable Interest Rate and specified an Interest Period in accordance with, and subject to, the provisions of this Section.

                  (e) The Lender will not be obligated to make advances under the Loan, to convert the Applicable Interest Rate on Loans to another Interest Rate, or to change Interest Periods, unless the Lender shall have received an irrevocable written or telephonic notice (an "Interest Rate Election Notice") from the Borrowers specifying the following information:

                        (i) the amount to be borrowed or converted,

                        (ii) a selection of the Base Rate or the LIBOR Rate,

                        (iii) the length of the Interest Period if the Applicable Interest Rate selected is the LIBOR Rate, and

                        (iv) the requested date on which such election is to be effective.

Any telephonic notice must be confirmed in writing within three (3) Business Days. Each Interest Rate Election Notice must be received by the Lender not later than 10:00 a.m. (Baltimore City time) on the Business Day of any requested borrowing or conversion in the case of a selection of the Base Rate and not later than 10:00 a.m. (Baltimore City time) on the third Business Day before the effective date of any requested borrowing or conversion in the case of a selection of the LIBOR Rate.

                  2.4.2 Inability to Determine LIBOR Base Rate. In the event that (i) the Lender shall have determined that, by reason of circumstances affecting the London interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the LIBOR Base Rate for any requested Interest Period the Borrowers have requested to be made or to be converted to a LIBOR Loan or (ii) the Lender shall determine that the LIBOR Base Rate for any requested Interest Period the Borrowers have requested to be made or to be converted to a LIBOR Loan does not adequately and fairly reflect the cost to the Lender of funding or converting such Loan, the Lender shall give telephonic or written notice of such determination to the Borrowers at least one (1) day prior to the proposed date for funding or converting such Loan. If such notice is given, any request for a LIBOR Loan shall be made or converted to a Base Rate Loan. Until such notice has been withdrawn by the Lender, the Borrowers will not request that any Loan be made or converted to a LIBOR Loan.

                  2.4.3 Indemnity. The Borrowers agree to indemnify and reimburse the Lender and to hold the Lender harmless from any loss, cost (including administrative costs) or expense which the Lender may sustain or incur as a consequence of (a) a default by the Borrowers in payment when due of the principal amount of or interest on any LIBOR Loan, (b) the failure of the Borrowers to make, or convert the Applicable Interest Rate of, a Loan after the Borrowers has given a Loan Notice or an Interest Rate Election Notice, (c) the failure of the Borrowers to make any prepayment of a LIBOR Loan after the Borrowers have given notice of such intention to make such a prepayment, and/or
(d) the making by the Borrowers of a prepayment of a LIBOR Loan on a day which is not the last day of the Interest Period for such LIBOR Loan, calculated as provided in the following paragraph. This agreement and covenant of the Borrowers shall survive termination or expiration of this Agreement and payment of the other Obligations.

                  Contemporaneously with any prepayment of principal of a LIBOR Loan, a prepayment fee shall be due and payable to the Lender in an amount equal to the product of

      (A) the amount so prepaid

multiplied by

      (B) the difference (but not less than zero) of

                  (i) the constant maturity 360-day interest yield (as of the first day of the then effective Interest Period and expressed as a decimal) for a United States Treasury bill, note, or bond (a "Treasury obligation") selected by the Lender, in an aggregate amount comparable to the amount prepaid, and having, as of the first day of the then effective Interest Period, a remaining term approximately equal to the original Interest Period, minus

                  (ii) the 360-day interest yield (as of the Business Day
            immediately preceding the prepayment date and expressed as a decimal) on such Treasury obligation and having, as of the Business Day immediately preceding the prepayment date, a remaining term until maturity approximately equal to the unexpired portion of the Interest Period, multiplied by

      (C) the quotient of

                  (y) the number of calendar days in the unexpired portion of the Interest Period, divided by

            (x) 360.

The applicable yields on the Treasury obligations described above shall be determined based upon the Federal Reserve statistical release H.15 published for the applicable determination dates set forth above. Any Treasury obligation selected when the related Interest Period is one year or less shall be United States Treasury Bills. The Lender shall not be obligated or required to have actually reinvested the prepaid amount of the LIBOR Loan in any such Treasury obligation as a condition precedent to the Borrowers' being obligated to pay a prepayment fee as outlined above. The Lender shall not be obligated to accept any prepayment of principal unless it is accompanied by the prepayment fee, if any, due in connection therewith as calculated pursuant to the provisions of this paragraph. No prepayment fee payable in connection herewith shall in any event or under any circumstances be deemed or construed as a penalty.

                  2.4.4 Payment of Interest.

                  (a) Unpaid and accrued interest on any advance of the Revolving Loan and on any portion of the Loan which consists of a Base Rate Loan shall be paid monthly, in arrears, on the first day of each calendar month, commencing on the first such date after the date of this Agreement, and on the first day of each calendar month thereafter, and at maturity (whether by acceleration, declaration, extension or otherwise).

                  (b) Notwithstanding the foregoing, any and all unpaid and accrued interest on any Base Rate Loan converted to a LIBOR Loan or prepaid shall be paid immediately upon such conversion and/or prepayment, as appropriate.

                  (c) Unpaid and accrued interest on any LIBOR Loan shall be paid on the last Business Day of each Interest Period for such LIBOR Loan and at maturity (whether by acceleration, declaration, extension or otherwise); provided, however that any and all unpaid and accrued interest on any LIBOR Loan prepaid prior to expiration of the then current Interest Period for such LIBOR Loan shall be paid immediately upon prepayment.

      SECTION 2.5 General Financing Provisions.

            2.5.1 Borrowers' Representatives.

                  (a) The Borrowers hereby represent and warrant to the Lender that each of the Borrowers will derive benefits, directly and indirectly, from each Letter of Credit, each Foreign Exchange Agreement and from each advance under the Loan, both in their separate capacity and as a member of the integrated group to which each of the Borrowers belong, because the successful operation of the integrated group is dependent upon the continued successful performance of the functions of the integrated group as a whole. The Borrowers in the discretion of their respective managements are to agree among themselves as to the allocation of the benefits of Letters of Credit and Foreign Exchange Agreements and the proceeds of Revolving Loan, and the purposes for which such benefits and proceeds will be used so long as any such allocation or purpose is not in violation of this Agreement.

                  (b) For administrative convenience, Apparel is hereby irrevocably appointed by each of the Borrowers as agent for each of the Borrowers for the purpose of requesting Letters of Credit, Foreign Exchange Agreements and advances under the Loan, receiving the benefits of such Letters of Credits and Foreign Exchange Agreements and the proceeds of the Revolving Loan, and disbursing the proceeds of the Revolving Loan as between the Borrowers. By reason thereof, Apparel is hereby irrevocably appointed by each of the Borrowers as the attorney-in-fact of each of the Borrowers with power and authority through its duly authorized officer or officers to (i) endorse any check (if any) for the proceeds of any Loan for and on behalf of each of the Borrowers and in the name of each of the Borrowers and (ii) instruct the Lender to credit the proceeds of any advance under the Loan directly to an account of any of the Borrowers which shall evidence the making of such Loan and shall constitute the acknowledgement by each of the Borrowers of the receipt of the proceeds of such Loan. All actions taken by Apparel in connection with the Revolving Loan and the Financing Documents shall be conclusively presumed to be the joint and several actions of the Borrowers even though Apparel may act from time to time in its name alone.

                  (c) Each of the Borrowers hereby irrevocably authorizes the Lender at the direction of Apparel to make advances under the Revolving Loan to any or all of the Borrowers, and hereby irrevocably authorizes the Lender at the direction of Apparel to issue Letters of Credit and to enter into Foreign Exchange Agreements for the account of any or all of the Borrowers, pursuant to the provisions of this Agreement upon the written, oral or telephone request of any one of the Persons who is from time to time a Responsible Officer of Apparel under the provisions of the most recent "Certificate" of corporate resolutions of Apparel on file with the Lender.

                  (d) The Lender assumes no responsibility or liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between the Lender and the Borrowers in connection with the Credit Facilities, any Loan or any other transaction in connection with the provisions of this Agreement.

                  (e) Without implying any limitation on the joint and several nature of the Obligations, the Lender agrees that, notwithstanding any other provision of this Agreement, the Borrowers may create reasonable inter-company indebtedness between or among the Borrowers with respect to the allocation of the benefits and proceeds of the advances under this Agreement. The Borrowers agree among themselves, and the Lender consents to that agreement, that each Borrower shall have rights of contribution from all of the other Borrowers to the extent a Borrower incurs Obligations in excess of the proceeds of the Revolving Loan received by, or allocated to purposes for the direct benefit of, the Borrower. All such indebtedness and rights shall be, and is hereby agreed by the Borrowers to be, subordinate in priority and payment to the indefeasible repayment in full of the Obligations, and, unless the Lender agrees in writing otherwise, shall not be exercised or repaid in whole or in part until all of the Obligations have been satisfied. The Borrowers agree that all of such indebtedness and rights are part of the Collateral of a Borrower who is the creditor and secures the Obligations. Each Borrower hereby waives all rights of counterclaim, recoupment and offset between or among themselves arising on account of that indebtedness and otherwise. Each Borrower shall not evidence that indebtedness or rights by note or other instrument, and shall not secure that indebtedness with any mortgages, security interests or otherwise, even though any such instrument and security shall be part of the Collateral.

            2.5.2 Use of Proceeds. The proceeds of each advance under the Revolving Loan shall be used by the Borrowers for Permitted Uses, and for no other purposes except as may otherwise be agreed by the Lender in writing. The Borrowers shall use the proceeds of the Revolving Loan promptly.

            2.5.3 Origination Fee. The Borrowers shall pay to the Lender on or before the Closing Date a loan origination fee (the "Origination Fee") in the amount of Twenty-Five Thousand Dollars ($25,000), which fee has been fully earned and is non-refundable.

            2.5.4 Field Examination Fees. The Borrowers shall pay to the Lender a field examination fee (collectively, the "Field Examination Fees" and individually a "Field Examination Fee"), which Field Examination Fees shall be payable quarterly on the first day of each April, July, October, and January of each year commencing on the first such date following the Closing Date, and continuing until the last such date prior to which all Obligations arising out of, or under, the Credit Facilities then outstanding have been paid in full. Each Field Examination Fee shall be in the amount of $6,250.

            2.5.5 Computation of Interest and Fees. All applicable Fees and interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

            2.5.6 Payments. All payments of the Obligations, including, without limitation, principal, interest, Prepayments, and Fees, shall be paid by the Borrowers without setoff, recoupment or counterclaim to the Lender in immediately available funds not later than 12:00 noon, Baltimore, Maryland time on the due date of such payment. All such payments shall be made to the Lender's principal office in Baltimore, Maryland or at such other location as the Lender may at any time and from time to time notify the Borrowers. Alternatively, at its sole discretion, the Lender may charge any deposit account any one or more of the Borrowers at the Lender or any Affiliate thereof with all or any part of any amount due hereunder to the extent that the Borrowers shall not have otherwise tendered payment to the Lender. All payments shall be applied first to any unpaid Fees, second to any and all accrued and unpaid late charges and Enforcement Costs, third to any and all accrued and unpaid interest on the Obligations, and then to principal, all in such order and manner as shall be determined by the Lender in its sole and absolute discretion.

            2.5.7 Liens; Setoff. Each Borrower hereby grants to the Lender a continuing Lien for all of the Obligations of the Borrowers upon any and all monies, securities, and other property of the Borrower and the proceeds thereof, now or hereafter held or received by or in transit to, the Lender from or for the Borrowers, and also upon any and all deposit accounts (general or special) and credits of the Borrower, if any, with the Lender or any Affiliate of the Lender, at any time existing, excluding any deposit accounts held by the Borrower in its capacity as trustee for Persons who are not Affiliates of the Borrower. Without implying any limitation on any other rights the Lender may have under the Financing Documents or applicable Laws, during the continuance of an Event of Default, the Lender is hereby authorized by each Borrower at any time and from time to time, without notice to the Borrowers, to set off, appropriate and apply any or all items hereinabove referred to against all Obligations then outstanding (whether or not then due), all in such order and manner as shall be determined by the Lender in its sole and absolute discretion.

            2.5.8 Requirements of Law. In the event that the Lender shall have determined in good faith that (a) the adoption of any Laws regarding capital adequacy, or (b) any change therein or in the interpretation or application thereof or (c) compliance by the Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, does or shall have the effect of reducing the rate of return on the Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which the Lender or such corporation would have achieved but for such adoption, change or compliance (taking into consideration the Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, after submission by the Lender to the Borrowers of a written request therefor and a statement of the basis for such determination, the Borrowers shall pay to the Lender such additional amount or amounts in order to compensate for such reduction.

                                    ARTICLE 3

                                 THE COLLATERAL

      SECTION 3.1 Debt and Obligations Secured. All property and Liens assigned, pledged or otherwise granted under or in connection with this Agreement (including, without limitation, those under Section 3.2 (Grant of Liens) below) or any of the Financing Documents shall secure (a) the payment of all of the Obligations, and (b) the performance, compliance with and observance by the Borrowers of the provisions of this Agreement and all of the other Financing Documents or otherwise under the Obligations.

      SECTION 3.2 Grant of Liens.

            3.2.1 Each of the Borrowers hereby assigns, pledges and grants to the Lender, and agrees that the Lender shall have a perfected and continuing security interest in, and first priority Lien on, (a) all of the Collateral, whether now owned or existing or hereafter acquired or arising, (b) all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to an Account or to Chattel Paper, (c) all insurance policies relating to the foregoing, (d) all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and (e) all cash and non-cash proceeds and products of the foregoing.

            3.2.2 The Borrower further agrees that the Lender shall have in respect of the Collateral described in the foregoing subsections, all of the rights and remedies of a secured party under the Uniform Commercial Code as well as those provided in this Agreement, under each of the other Financing Documents and under applicable Laws.

      SECTION 3.3 Collateral Disclosure List. On or prior to the Closing Date, Macpherson shall deliver to the Lender a list (the "Collateral Disclosure List") which shall contain such information with respect to Macpherson's business and real and personal property as the Lender may require and shall be certified by a Responsible Officer of Macpherson, all in the form provided to the Borrowers by the Lender. Promptly after demand by the Lender, each Borrower shall furnish to the Lender an update of the information contained in the Collateral Disclosure List for Macpherson or any such lists previously provided for any of the Borrowers at any time and from time to time as may be requested by the Lender.

      SECTION 3.4 Personal Property. The Borrower acknowledges and agrees that it is the intention of the parties to this Agreement that the Lender shall have a perfected Lien, in form and substance satisfactory to the Lender and its counsel, on all of the Borrower's Accounts and Chattel Paper of any kind and nature whatsoever, whether now owned or hereafter acquired, and the Lender's Lien shall be a first priority Lien subject only to the Permitted Liens. In furtherance of the foregoing:

            3.4.1 Chattel Paper, Promissory Notes, etc.

                  (a) On the Closing Date and without implying any limitation on the scope of Section 3.2 (Grant of Liens) above, the Borrower shall deliver to the Lender all originals of all of the Borrower's letters of credit, Chattel Paper, Documents (as defined under the Uniform Commercial Code and to the extent included in Accounts or Chattel Paper) and Instruments (as defined under the Uniform Commercial Code and to the extent included in Accounts or Chattel Paper) and, if the Lender so requires, shall execute and deliver to the Lender separate pledges, assignments and security agreements in form and content acceptable to the Lender, which pledges, assignments and security agreements shall assign, pledge and grant a Lien to the Lender on all letters of credit, Securities (other than those covered by the Stock Pledge Agreement), Chattel Paper, Documents, and Instruments.

                  (b) In the event that the Borrower shall acquire after the Closing Date any letters of credit, Chattel Paper, Documents, or Instruments, the Borrower shall promptly so notify the Lender and deliver the originals of all of the foregoing to the Lender promptly and in any event within ten (10) days of each acquisition.

                  (c) All letters of credit, Chattel Paper, Documents and Instruments shall be delivered to the Lender endorsed and/or assigned as required by any pledge, assignment and security agreement and/or as the Lender may require and, if applicable, shall be accompanied by blank irrevocable and unconditional stock or bond powers and/or notices as the Lender may require.

      SECTION 3.5 Record Searches. As of the Closing Date and thereafter at the time any Financing Document is executed and delivered by any one or more of the Borrowers pursuant to this Section, the Lender shall have received, in form and substance satisfactory to the Lender, such Lien or record searches with respect to the Borrowers and/or any other Person, as appropriate, and the property covered by such Financing Document showing that the Lien of such Financing Document will be a perfected first priority Lien on the property covered by such Financing Document subject only to Permitted Liens or to such other matters as the Lender may approve.

      SECTION 3.6 Costs. Each of the Borrowers agrees to pay, as part of the Enforcement Costs and to the fullest extent permitted by applicable Laws, on demand all costs, fees and expenses incurred by the Lender in connection with the taking, perfection, preservation, protection and/or release of a Lien on the Collateral, including, without limitation:

                        (a) customary fees and expenses incurred in preparing Financing Documents from time to time (including, without limitation, reasonable attorneys' fees incurred in connection with preparing the Financing Documents);

                        (b) all filing and/or recording taxes or fees;

                        (c) all title insurance premiums and costs;

                        (d) all costs of Lien and record searches;

                        (e) reasonable attorneys' fees in connection with all legal opinions required;

                        (f) appraisal and/or survey costs; and

                        (g) all related costs, fees and expenses.

      SECTION 3.7 Release. Upon the payment and performance of all Obligations of the Borrowers and all obligations and liabilities of each other Person, other than the Lender, under this Agreement and all other Financing Documents, the termination and/or expiration of the Commitment and the Outstanding Letter of Credit Obligations and Foreign Exchange Obligations, upon the Borrowers' request and at the Borrowers' sole cost and expense, the Lender shall release and/or terminate any Financing Document but only if and provided that there is no commitment or obligation (whether or not conditional) of the Lender to re-advance amounts which would be secured thereby.

      SECTION 3.8 Inconsistent Provisions. In the event that the provisions of any Financing Document directly conflict with any provision of this Agreement, the provisions of this Agreement govern.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

      SECTION 4.1 Representations and Warranties. Each of the Borrowers represents and warrants to the Lender and shall be deemed to represent and warrant at the time of each request for an advance under the Revolving Loan or request for a Letter of Credit or Foreign Exchange Agreement under the terms of this Agreement and again at the time of the making of any advance under the Revolving Loan or the issuance of any Letter of Credit or the entering into of any Foreign Exchange Agreement, as follows:

            4.1.1 Subsidiaries. The Borrowers have the Subsidiaries listed on the Collateral Disclosure List supplied by the Borrowers and no others. Each of the Subsidiaries is a Wholly Owned Subsidiary except as shown on any Collateral Disclosure List, which correctly indicates the nature and amount of the Borrower's ownership interests therein.

            4.1.2 Good Standing. Each of the Borrowers and its Subsidiaries (a) is a corporation duly organized, existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power to own its property and to carry on its business as now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

            4.1.3 Power and Authority. Each of the Borrowers has full corporate power and authority to execute and deliver this Agreement and the other Financing Documents to which it is a party, to make the borrowings under this Agreement, and to incur and perform the Obligations whether under this Agreement, the other Financing Documents or otherwise, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of shareholders or any creditors of Borrower, and no consent, approval, filing or registration with or notice to any Governmental Authority on the part of any Borrower, is required as a condition to the execution, delivery, validity or enforceability of this Agreement or the other Financing Documents or the performance by the Borrower of the Obligations.

            4.1.4 Binding Agreements. This Agreement and the other Financing Documents executed and delivered by any of the Borrowers have been properly executed and delivered and constitute the valid and legally binding obligations of such Borrower and are fully enforceable against such Borrower in accordance with their respective terms.

            4.1.5 No Conflicts. Neither the execution, delivery and performance of the terms of this Agreement or of any of the other Financing Documents executed and delivered by any of the Borrowers nor the consummation of the transactions contemplated by this Agreement will conflict with, violate or be prevented by (a) each such Borrower's charter or bylaws, (b) any existing mortgage, indenture, contract or agreement binding on such Borrower or affecting its property, or (c) any Laws.

            4.1.6 No Defaults, Violations.

                  (a) No Default or Event of Default has occurred and is continuing.

                  (b) Neither the Borrowers nor any of their Subsidiaries is in default under or with respect to any obligation under any existing mortgage, indenture, contract or agreement binding on it or affecting its property in any respect which could be materially adverse to the business, operations, property or financial condition of the Borrowers, or which could materially adversely affect the ability of the Borrowers to perform their obligations under this Agreement or the other Financing Documents, to which any of the Borrowers is a party.

            4.1.7 Compliance with Laws. Neither the Borrowers nor any of their Subsidiaries is in violation of any applicable Laws (including, without limitation, any Laws relating to employment practices, to environmental, occupational and health standards and controls) or order, writ, injunction, decree or demand of any court, arbitrator, or any Governmental Authority affecting the Borrowers or any of their properties, the violation of which, considered in the aggregate, could materially adversely affect the business, operations or properties of the Borrowers and/or their Subsidiaries.

            4.1.8 Margin Stock. None of the proceeds of the Revolving Loan will be used, directly or indirectly, by any of the Borrowers or any Subsidiary for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any "margin security" within the meaning of Regulation G (12 CFR Part 207), or "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System or for any other purpose which might make the transactions contemplated in this Agreement a "purpose credit" within the meaning of said Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of

1934 or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.

            4.1.9 Investment Company Act; Margin Securities.

      Neither the Borrowers nor any of their Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of said Act. Neither the Borrowers nor any of their Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin security" within the meaning of Regulation G (12 CFR Part 207), or "margin stock" within the meaning of Regulation U (12 CFR Part
221), of the Board of Governors of the Federal Reserve System.

            4.1.10 Litigation. Except as otherwise disclosed to the Lender on
Schedule 4.1.10 attached to and made a part of this Agreement, there are no proceedings, actions or investigations pending or, so far as the Borrower knows, threatened before or by any court, arbitrator any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of the Borrower or any Subsidiary, would have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective, of the Borrower.

            4.1.11 Financial Condition. The consolidated financial statements of Holdings, Apparel and their Subsidiaries dated October 31, 1996, are complete and correct and fairly present the financial position of Holdings, Apparel and their Subsidiaries and the results of their operations and transactions in their surplus accounts as of the date and for the period referred to and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. There are no liabilities, direct or indirect, fixed or contingent, of the Borrowers or their Subsidiaries as of the date of such financial statements which are not reflected therein or in the notes thereto. There has been no adverse change in the financial condition or operations of the Borrowers or their Subsidiaries since the date of such financial statements and to the Borrowers' knowledge no such adverse change is pending or threatened. Neither the Borrowers nor any Subsidiary has guaranteed the obligations of, or made any investment in or advances to, any Person, except as disclosed in such financial statements. The representations and warranties contained in this Section shall also cover financial statements furnished from time to time to the Lender pursuant to Section 6.1.1 (Financial Statements) of this Agreement.

            4.1.12 Full Disclosure. The financial statements referred to in
Section 4.1.11 (Financial Condition) of this

Agreement, the Financing Documents (including, without limitation, this Agreement), and the statements, reports or certificates furnished by any Borrower in connection with the Financing Documents (a) do not contain any untrue statement of a material fact and (b) when taken in their entirety, do not omit any material fact necessary to make the statements contained therein not misleading. There is no fact known to the Borrowers which the Borrowers have not disclosed to the Lender in writing prior to the date of this Agreement with respect to the transactions contemplated by the Financing Documents which materially and adversely affects or in the future could, in the reasonable opinion of the Borrowers materially adversely affect the condition, financial or otherwise, results of operations, business, or assets of any of the Borrowers or of any Subsidiary.

            4.1.13 Indebtedness for Borrowed Money. Except for the Obligations and except as set forth in Schedule 4.1.13 attached to and made a part of this Agreement including but not limited to the Senior Notes, as of the Closing Date, the Borrowers have no Indebtedness for Borrowed Money. The Lender has received photocopies of all promissory notes evidencing any Indebtedness for Borrowed Money set forth in Schedule 4.1.13, together with any and all subordination agreements, other agreements, documents, or instruments securing, evidencing, guarantying or otherwise executed and delivered in connection therewith.

            4.1.14 Taxes. Each of the Borrowers and its Subsidiaries has filed all returns, reports and forms for Taxes which, to the knowledge of the Borrowers, are required to be filed, and has paid all Taxes as shown on such returns or on any assessment received by it, to the extent that such Taxes have become due, unless and to the extent only that such Taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by the Borrowers, such Taxes are not the subject of any Liens other than Permitted Liens, and adequate reserves therefor have been established as required under GAAP. All tax liabilities of the Borrowers were as of the date of audited financial statements referred to in Section 4.1.11 (Financial Condition) above, and are now, adequately provided for on the books of the Borrowers or its subsidiaries, as appropriate. No tax liability has been asserted by the Internal Revenue Service or any state or local authority against the Borrowers for taxes in excess of those already paid.

            4.1.15 ERISA. With respect to any "pension plan" as defined in
SECTION 3(2) of ERISA, which plan is now or previously has been maintained or contributed to by the Borrower and/or by any commonly controlled entity: (a) no "accumulated funding deficiency" as defined in Code ss.412 or ERISA ss.302 has occurred, whether or not that accumulated funding deficiency has been waived;
(b) no Reportable Event has occurred; (c) no termination of any plan subject to Title IV of ERISA has occurred;

(d) neither the Borrower nor any commonly controlled entity (as defined under ERISA) has incurred a "complete withdrawal" within the meaning of ERISA ss.4203 from any Multiemployer Plan; (e) neither any of the Borrowers nor any commonly controlled entity has incurred a "partial withdrawal" within the meaning of ERISA ss.4205 with respect to any Multiemployer Plan; (f) no Multiemployer Plan to which the Borrower or any commonly controlled entity has an obligation to contribute is in "reorganization" within the meaning of ERISA ss.4241 nor has notice been received by any Borrower or any commonly controlled entity that such a Multiemployer Plan will be placed in "reorganization".

            4.1.16 Title to Properties. Each of the Borrowers has good and marketable title to all of its properties, including, without limitation, the Collateral and the properties and assets reflected in the balance sheets described in Section 4.1.11 (Financial Condition) above. The Borrowers have legal, enforceable and uncontested rights to use freely such property and assets. All of such properties, including, without limitation, the Collateral which were purchased, were purchased for fair consideration and reasonably equivalent value in the ordinary course of business of both the seller and such Borrower and not, by way of example only, as part of a bulk sale.

            4.1.17 Patents, Trademarks, Etc. Each of the Borrowers and its Subsidiaries owns, possesses, or has the right to use all necessary patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights, logos, copyrights, permits and franchises to own its properties conduct its business as now conducted, without known conflict with the rights of any other Person. Any and all obligations to pay royalties or other charges with respect to such properties and assets are properly reflected on the financial statements described in Section 4.1.11 (Financial Condition) above.

            4.1.18 Presence of Hazardous Materials or Hazardous Materials Contamination.

      To the best of the Borrowers' knowledge, (a) no Hazardous Materials are located on any real property owned, controlled or operated by any of the Borrowers or for which any Borrower is, or is claimed to be, responsible, except for reasonable quantities of necessary supplies for use by the Borrowers in the ordinary course of the its current line of business and stored, used and disposed in accordance with applicable Laws; (b) no property owned, controlled or operated by the Borrowers or for which the Borrowers have, or are claimed to have, responsibility has ever been used as a manufacturing or storage of Hazardous Materials, except for reasonable quantities of necessary supplies for use by the Borrower in the ordinary course of their current line of business and stored, used and disposed in accordance with applicable Laws and (c) no property owned, controlled or operated by the Borrowers or for which the Borrowers have, or are claimed to have, responsibility has ever been used as a dump site for Hazardous Materials nor is affected by Hazardous Materials Contamination at any other property.

            4.1.19 Perfection and Priority of Collateral. The Lender has, or upon execution and recording of this Agreement and the Security Documents will have, and will continue to have as security for the Obligations, a valid and perfected Lien on and security interest in all Collateral, free of all other Liens, claims and rights of third parties whatsoever except Permitted Liens, including, without limitation, any set forth on Schedule 4.1.19.

            4.1.20 Places of Business and Location of Collateral.

      The information contained in the Collateral Disclosure List is complete and correct. The Collateral Disclosure List completely and accurately identifies the address of (a) each of the Borrowers' chief executive office, (b) any and each other place of business of the Borrowers, (c) the location of all books and records pertaining to the Collateral, and (d) each location, other than the foregoing, where any of the Collateral is located. The proper and only places to file financing statements with respect to the Collateral within the meaning of the Uniform Commercial Code are the filing offices for those jurisdictions in which any of the Borrowers maintains a place of business as identified on the Collateral Disclosure List.

            4.1.21 Business Names and Addresses. In the twelve years preceding the date hereof, none of the Borrowers has changed its name, identity or corporate structure, has not conducted business under any name other than its current name, and has not conducted its business in any jurisdiction other than those disclosed on the Collateral Disclosure List.

            4.1.22 Accounts. With respect to all Accounts and to the best of the Borrowers' knowledge (a) they are genuine, and in all respects what they purport to be, and are not evidenced by a judgment, an Instrument, or Chattel Paper (unless such judgment has been assigned and such Instrument or Chattel Paper has been endorsed and delivered to the Lender); (b) they represent bona fide transactions completed in accordance with the terms and provisions contained in the invoices, purchase orders and other contracts relating thereto, and the underlying transaction therefor is in accordance with all applicable Laws; (c) the amounts shown on the applicable Borrower's books and records, with respect thereto are actually and absolutely owing to the Borrower and are not contingent or subject to reduction for any reason other than regular discounts, credits or adjustments allowed by the Borrower in the ordinary course of its business; (d) no payments have been or shall be made thereon except payments turned over to the Lender by the Borrowers; (e) all Account Debtors thereon have the capacity to contract; and (f) the goods sold, leased or transferred or the services furnished giving rise thereto are not subject to any Liens except the security interest granted to the Lender by this Agreement and Permitted Liens.

            4.1.23 Compliance with Eligibility Standards.

      Each Account included in the calculation of the Borrowing Base does and will at all times meet and comply with all of the standards for Eligible Receivables. With respect to those Accounts which the Lender has deemed Eligible Receivables (a) there are no facts, events or occurrences which in any way impair the validity, collectibility or enforceability thereof or tend to reduce the amount payable thereunder; and (b) there are no proceedings or actions known to the Borrowers which are threatened or pending against any Account Debtor which might result in any material adverse change in the Borrowing Base.

            4.1.24 Purchase Agreement Transaction.

      On or before the Execution Date, the Lender has received true and correct photocopies of the Purchase Agreement and each of the Purchase Agreement Documents, executed, delivered and/or furnished on or before the Closing Date in connection with the Purchase Agreement Transaction. Neither the Purchase Agreement nor any of the Purchase Agreement Documents have been modified, changed, supplemented, canceled, amended or otherwise altered or affected, except as otherwise disclosed to the Lender in writing on or before the Closing Date. The Purchase Agreement Transaction has been effected, closed and consummated pursuant to, and in accordance with, the terms and conditions of the Purchase Agreement on or before the Closing Date.

            SECTION 4.2 Survival; Updates of Representations and Warranties.

      All representations and warranties contained in or made under or in connection with this Agreement and the other Financing Documents shall survive the Closing Date, the making of any advance under the Revolving Loan and extension of credit made hereunder, and the incurring of any other Obligations.

                                    ARTICLE 5

                              CONDITIONS PRECEDENT

      SECTION 5.1 Conditions to the Initial Advance, Initial Letter of Credit
                  and Initial Foreign Exchange Agreement.

      The making of the initial advance under the Revolving Loan and the issuance of the initial Letter of Credit and the entering into of each Foreign Exchange Agreement is subject to the fulfillment of the following conditions precedent in a manner satisfactory to the Lender on or before the Closing Date:

            5.1.1 Good Standing etc. The Lender shall have received a certificate of good standing for each Borrower certified by the Secretary of State, or other appropriate Governmental Authority, of the state of incorporation for such Borrower. The Lender shall have received a Certificate of Qualification to do business for each Borrower certified by the Secretary of State or other Governmental Authority of each state in which such Borrower conducts business.

            5.1.2 Corporate Proceedings of the Borrowers. The Lender shall have received a certificate dated as of the Closing Date by the Secretary or an Assistant Secretary of each Borrower covering:

                        (a) true and complete copies of such Borrower's corporate charter, bylaws, and all amendments thereto;

                        (b) true and complete copies of the resolutions of its Board of Directors authorizing (i) the execution, delivery and performance of the Purchase Agreement Documents and the Financing Documents to which such Borrower is a party, (ii) the borrowings by the Borrower hereunder,
      (iii) the granting of the Liens contemplated by this Agreement and the Financing Documents to which such Borrower is a party, and (iv), for Apparel and Holdings, the Purchase Agreement Transaction;

                        (c) the incumbency, authority and signatures of the officers of such Borrower authorized to sign this Agreement and the other Financing Documents to which such Borrower is a party; and

                        (d) the identity of such Borrower's current directors, common stock holders and other equity holders, as well as their respective percentage ownership interests.

            5.1.3 Consents, Licenses, Approvals, Etc.

      The Lender shall have received copies of all consents, licenses and approvals, required in connection with the execution, delivery, performance, validity and enforceability of the Financing Documents and the Purchase Agreement Documents, and such consents, licenses and approvals shall be in full force and effect.

            5.1.4 Collateral Disclosure List. Macpherson shall have delivered the Collateral Disclosure List required under the provisions of Section (Collateral Disclosure List) hereof duly executed by a Responsible Officer of such Borrower.

            5.1.5 Note. The Lender shall have received the Revolving Credit Note, conforming to the requirements hereof and executed by a Responsible Officer of each Borrower and attested by a duly authorized representative of the Borrower.

            5.1.6 Financing Documents and Collateral. Each Borrower shall have executed and delivered the Financing Documents to be executed by it, and shall have delivered original Chattel Paper, Instruments, Securities, and related collateral and all opinions, title insurance, and other documents contemplated by Article 3 hereof, all the foregoing to be in form and substance satisfactory to the Lender.

            5.1.7 Recordings and Filings. Each Borrower shall have: (a) executed and delivered all Financing Documents (including, without limitation, UCC-1 and UCC-3 statements) required to be filed, registered or recorded in order to create, in favor of the Lender, a perfected Lien in the Collateral (subject only to the Permitted Liens) in form and in sufficient number for filing, registration, and recording in each office in each jurisdiction in which such filings, registrations and recordations are required, and (b) delivered such evidence as the Lender may deem satisfactory that all necessary filing fees and all recording and other similar fees, and all Taxes and other expenses related to such filings, registrations and recordings will be or have been paid in full.

            5.1.8 Opinion of Borrowers' Counsel. The Lender shall have received the favorable opinion of counsel for the Borrowers addressed to the Lender in form satisfactory to the Lender.

            5.1.9 Other Documents, Etc. The Lender shall have received such other certificates, opinions, documents and instruments confirmatory of or otherwise relating to the transactions contemplated hereby as may have been reasonably requested by the Lender.

            5.1.10 Payment of Fees. The Lender shall have received payment of any Fees due on or before the Closing Date.

            5.1.11 Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement and the other Financing Documents shall be satisfactory in form and substance to the Lender and its counsel.

            5.1.12 Other Financing Documents. In addition to the Financing Documents to be delivered by the Borrowers, the Lender shall have received the Financing Documents duly executed and delivered by Persons other than the Borrowers.

            5.1.13 Insurance Certificate. The Lender shall have received an insurance certificate in accordance with the provisions of Section 6.1.8 (Insurance) of this Agreement.

            5.1.14 Credit Insurance. The Lender shall have received copies of any and all credit insurance policies and an insurance certificate with respect to each such policy in accordance with the provisions of Section 6.1.18.

            5.1.15 Landlord's Waivers. Except solely with respect to the premises described in Schedule 5.1.15, the Lender shall have received a landlord's waiver from each landlord of each and every business premise leased by the Borrowers and on which any of the Collateral is or may hereafter be located, which landlords' waivers must be reasonably acceptable to the Lender and its counsel in the good faith exercise of their discretion.

            5.1.16 Field Examination. The Lender shall have completed a field examination of the business, operations and income of Macpherson, the results of which audit shall be in all respects acceptable to the Lender in its sole and absolute discretion.

            5.1.17 Proforma Balance Sheet and Projections.

      The Lender shall have received and approved the Proforma Balance Sheet and Proforma Financial Projections, which Proforma Balance Sheet and Proforma Financial Projections must be in form and content acceptable to the Lender in its sole and absolute discretion.

            5.1.18 Purchase Agreement Transaction.

      The Purchase Agreement Transaction shall have been completed and closed prior to or on the Closing Date upon terms and conditions satisfactory to the Lender. The Lender shall have received photocopies of all Purchase Agreement Documents executed, delivered and/or furnished in connection with the Purchase Agreement Transaction, together with a certificate signed by a Responsible Officer of Apparel and Holdings certifying that (a) the Purchase Agreement Documents furnished to the Lender are true, correct, in full force and effect and the provisions thereof have not been in any way modified, amended or waived, and (b) the Purchase Agreement Transaction has been closed and completed in accordance with the Purchase Agreement Documents furnished to the Lender and in accordance with all applicable Laws.

            5.1.19 Reliance Letters; Opinions.

                  (a) The Lender shall have received a reliance letter in form and substance acceptable to the Lender in its sole and absolute discretion, executed and delivered by the Sellers, which reliance letter shall grant to the Lender the benefit of all of the rights, warranties, and indemnifications benefiting Apparel under and in connection with the Purchase Agreement and the Purchase Agreement Transaction.

                  (b) In addition, the Lender shall have received all opinions of counsel for the Sellers and Apparel required under or in connection with the Purchase Agreement and the Purchase Agreement Transaction, which opinions must be addressed to the Lender and in form and content reasonably acceptable to the Lender and its counsel and which permit the Lender to rely on the opinions expressed therein.

            5.1.20 Senior Notes.

      The Borrowers shall have completed the sale and 100% subscription of the Senior Notes which Senior Notes shall have substantially the same terms as set forth in the "Description of Senior Notes" dated November 29, 1996.

            5.1.21 Reduction of Revolving Credit Committed Amount.

      With the proceeds of the sale of the Senior Notes, the Borrowers shall have paid down Revolving Credit Note dated February 1, 1996 to an amount not to exceed the lesser of the Revolving Credit Committed Amount or the Borrowing Base.

            5.1.22 Delivery of Documents. The Borrowers and the Lender shall have executed and delivered a clean, fully typed version of this Agreement and any other Financing Documents, if this Agreement or said Financing Documents were previously signed and initialed with hand-written changes.

            5.1.23 Completion of Schedules. The Lender shall have received and approved all Schedules to this Agreement fully completed.

      SECTION 5.2. Conditions to all Extensions of Credit. The making of all advances under the Revolving Loan, the issuance of all Letters of Credit and the entering into of each Foreign Exchange Agreement is subject to the fulfillment of the following conditions precedent in a manner satisfactory to the Lender:

            5.2.1 Compliance. Each Borrower shall have complied and shall then be in compliance with all terms, covenants, conditions and provisions of this Agreement and the other Financing Documents which are binding upon it.

            5.2.2 Borrowing Base. The Borrowers shall have furnished all Borrowing Base Reports required by Section 2.1.4 (Borrowing Base Report) of this Agreement, there shall exist no Borrowing Base Deficiency, and as evidence thereof, the Borrowers shall have furnished to the Lender such reports, schedules, certificates, records and other papers as may be requested by the Lender.

            5.2.3 Default. There shall exist no Event of Default or Default hereunder.

            5.2.4 Representations and Warranties. The Borrowers' representations and warranties contained among the provisions of this Agreement shall be true and with the same effect as though such representations and warranties had been made at the time of the making of each advance under the Revolving Loan or the issuance of each Letter of Credit or the entering into of each Foreign Exchange Agreement, except that the representation and warranty pertaining to balance sheets, financial statements and other financial condition information or data shall refer to the latest balance sheets, financial statements, and financial condition information and data furnished to the Lender pursuant to the provisions of this Agreement.

            5.2.5 Adverse Change. No adverse change shall have occurred in the financial condition of any one or more of the Borrowers which would, in the good faith judgment of the Lender, materially impair the ability of any one or more of the Borrowers (other than Leadtec) to pay or perform any of the Obligations.

            5.2.6 Legal Matters. All legal documents incident to each advance under the Revolving Loan and each of the Letters of Credit and each Foreign Exchange Agreement shall be reasonably satisfactory to counsel for the Lender.

                                    ARTICLE 6

                           COVENANTS OF THE BORROWERS

      SECTION 6.1 Affirmative Covenants. So long as any of the Obligations or the Commitments shall be outstanding hereunder, each of the Borrowers agrees with the Lender as follows:

            6.1.1 Financial Statements.

                  (a) Annual Statements and Certificates. The Borrowers shall furnish to the Lender as soon as available, but in no event more than ninety
(90) days after the close of the Borrowers' fiscal years, (i) a copy of the annual financial statement in reasonable detail satisfactory to the Lender relating to Holdings and its Subsidiaries, prepared in accordance with GAAP and examined and certified by independent certified public accountants satisfactory to the Lender, which financial statement shall include a consolidated balance sheet of Holdings and its Subsidiaries as of the end of such fiscal year and consolidated statements of income, cash flows and changes in shareholders equity of Holdings and its Subsidiaries for such fiscal year, and (ii) a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT B, containing a detailed computation of each financial covenant in which is applicable for the period reported, a certification that no change has occurred to the information contained in the Collateral Disclosure Lists for any Borrower (except as set forth any schedule attached to the certification), and a cash flow projection report, each prepared by a Responsible Officer of Holdings in a format acceptable to the Lender, and (iii) the management letter, if any, in the form prepared by the Borrowers' independent certified public accountants.

                  (b) Annual Opinion of Accountant. The Borrowers shall furnish to the Lender as soon as available, but in no event more than ninety (90) days after the close of the Borrowers' fiscal years, a letter or opinion of the accountant who examined and certified the annual financial statement relating to each Borrower and its Subsidiaries stating whether anything in such accountant's examination has revealed the occurrence of a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto.

                  (c) Quarterly Statements and Certificates. The Borrowers shall furnish to the Lender as soon as available, but in no event more than forty-five
(45) days after the close of the Borrowers' fiscal quarters (including, without limitations, the fourth fiscal quarter), consolidated and consolidating balance sheets of each Borrower and its Subsidiaries as of the close of such period, consolidated and consolidating income, cash flows and changes in shareholders equity statements for such period, and a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT B, containing a detailed computation of each financial covenant which is applicable for the period reported, a certification that no change has occurred to the information contained in the Collateral Disclosure List (except as set forth any schedule attached to the certification), each prepared by a Responsible Officer of the Borrower in a format acceptable to the Lender, all as prepared and certified by a Responsible Officer of the Borrower and accompanied by a certificate of that officer stating whether any event has occurred which constitutes a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto.

                  (d) Monthly Statements and Certificates. The Borrowers shall furnish to the Lender as soon as available, but in no event more than thirty (30) days after the close of the Borrowers' fiscal months, consolidated balance sheets of each Borrower and its Subsidiaries as of the close of such period, consolidated income, cash flows and changes in shareholders equity statements for such period, and a detailed computation of each financial covenant in this Agreement which is applicable for the period reported, all as prepared and certified by a Responsible Officer of the Borrower and accompanied by a certificate of that officer stating whether any event has occurred which constitutes a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto.

                  (e) Monthly reports. The Borrowers shall furnish to the Lender within fifteen (15) days after the end of each fiscal month, a report containing the following information:

                        (i) a detailed aging schedule of all Receivables by Account Debtor, in such detail, and accompanied by such supporting information, as the Lender may from time to time reasonably request;

                        (ii) a detailed aging of all accounts payable by supplier, in such detail, and accompanied by such supporting information, as the Lender may from time to time reasonably request;

                        (iii) such other information as the Lender may reasonably request.

                  (f) Annual Budget and Projections. The Borrowers shall furnish to the Lender as soon as available, but in no event later than the 10th day before the end of each fiscal year:

                        (i) a consolidated budget for the Borrowers and for each Borrower and pro forma financial statements on a quarter-to-quarter basis for the following fiscal year, and

                        (ii) five year projections.

                  (g) Additional Reports and Information. The Borrowers shall furnish to the Lender promptly, such additional information, reports or statements as the Lender may from time to time reasonably request.

            6.1.2 Reports to SEC and to Stockholders. Each Borrower will furnish to the Lender, promptly upon the filing or making thereof, at least one (l) copy of all financial statements and proxy statements sent by the Borrower to its stockholders, and of all regular and other reports filed by the Borrowers with any securities exchange or with the Securities and Exchange Commission.

            6.1.3 Recordkeeping, Rights of Inspection, Field Examination, Etc.

                  (a) Each Borrower shall, and shall cause each of its Subsidiaries to, maintain (i) a standard system of accounting in accordance with GAAP, and (ii) proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its properties, business and activities.

                  (b) Each Borrower shall, and shall cause each of its Subsidiaries to, permit authorized representatives of the Lender to visit and inspect the properties of the Borrower and its Subsidiaries, to review, audit, check and inspect the Collateral at any time with or without notice, to review, audit, check and inspect the Borrower's other books of record at any time with or without notice and to make abstracts and photocopies thereof, and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries, with the officers, directors, employees and other representatives of the Borrower and its Subsidiaries and their respective accountants, all at such times during normal business hours and other reasonable times and as often as the Lender may reasonably request.

                  (c) Each Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by the Borrower and its Subsidiaries at any time prior to the repayment in full of the Obligations to exhibit and deliver to the Lender copies of any and all of the financial statements and other accounting records of any nature of the Borrower and its Subsidiaries in the accountant's or auditor's possession, and to disclose to the Lender any information they may have concerning the financial status and business operations of the Borrower and its Subsidiaries. Further, each Borrower hereby authorizes all Governmental Authorities to furnish to the Lender copies of reports or examinations relating to the Borrower and Subsidiaries, whether made by the Borrower or otherwise.

                  (d) Any and all reasonable costs and expenses incurred by, or on behalf of, the Lender in connection with the conduct of any of the foregoing shall be part of the Enforcement Costs and shall be payable to the Lender upon demand. The Borrowers acknowledges and agrees that such expenses may include, but shall not be limited to, any and all out-of-pocket reasonable costs and expenses of the Lender's employees and agents in, and when, traveling to the Borrowers' facilities.

            6.1.4 Corporate Existence. Each Borrower shall maintain, and cause each of its Subsidiaries to maintain, its corporate existence in good standing in the jurisdiction in which it is incorporated and in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction might have a material adverse effect on the ability of the Borrower to perform the Obligations, on the conduct of the Borrower's operations, on the Borrower's financial condition, or on the value of, or the ability of the Lender to realize upon, the Collateral.

            6.1.5 Compliance with Laws. Each Borrower shall comply, and cause each of its Subsidiaries to comply, with all applicable Laws and observe the valid requirements of Governmental Authorities, the noncompliance with or the nonobservance of which might have a material adverse effect on the ability of the Borrower to perform the Obligations, on the conduct of the Borrower's operations, on the Borrower's financial condition, or on the value of, or the ability of the Lender to realize upon, the Collateral.

            6.1.6 Preservation of Properties. Each Borrower will, and will cause each of its Subsidiaries to, at all times (a) maintain, preserve, protect and keep its properties, whether owned or leased, in good operating condition, working order and repair (ordinary wear and tear excepted), and from time to time will make all proper repairs, maintenance, replacements, additions and improvements thereto needed to maintain such properties in good operating condition, working order and repair, and (b) do or cause to be done all things necessary to preserve and to keep in full force and effect its material franchises, leases of real and personal property, trade names, patents, trademarks and permits which are necessary for the orderly continuance of its business.

            6.1.7 Line of Business. The Borrowers will continue to engage substantially only in the business of the distribution of sewing and silk screen equipment, parts and supplies manufacture and sale of abrasive cords and tapes used principally in the apparel industry and the sale and distribution of embroidery and engraving and monogramming machines and parts.

            6.1.8 Insurance. Each Borrower will, and will cause each of its Subsidiaries to, at all times maintain with A-or better rated insurance companies such insurance as is required by applicable Laws and such other insurance, in such amounts, of such types and against such risks, hazards, liabilities, casualties and contingencies as are usually insured against in the same geographic areas by business entities engaged in the same or similar business. Without limiting the generality of the foregoing, each Borrower will, and will cause each of its Subsidiaries to, keep adequately insured all of its property against loss or damage resulting from fire or other risks insured against by extended coverage and maintain public liability insurance against claims for personal injury, death or property damage occurring upon, in or about any properties occupied or controlled by it, or arising in any manner out of the businesses carried on by it, all in such amounts not less than the Lender shall reasonably determine from time to time. Each Borrower shall deliver to the Lender on the Closing Date (and thereafter on each date there is a material change in the insurance coverage) a certificate of a Responsible Officer of the Borrower containing a detailed list of the insurance then in effect and stating the names of the insurance companies, the types, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby. Within thirty
(30) days after notice in writing from the Lender, each Borrower will obtain such additional insurance as the Lender may reasonably request.

            6.1.9 Taxes. Except to the extent that the validity or amount thereof is being contested in good faith and by appropriate proceedings, each Borrower will, and will cause each of its Subsidiaries to, pay and discharge all Taxes prior to the date when any interest or penalty would accrue for the nonpayment thereof. The Borrowers shall furnish to the Lender at such times as the Lender may require proof satisfactory to the Lender of the making of payments or deposits required by applicable Laws including, without limitation, payments or deposits with respect to amounts withheld by the Borrowers from wages and salaries of employees and amounts contributed by the Borrowers on account of federal and other income or wage taxes and amounts due under the Federal Insurance Contributions Act, as amended.

            6.1.10 ERISA. Each Borrower will, and will cause each of its Subsidiaries and Affiliates to, comply with the funding requirements of ERISA with respect to employee pension benefit plans for its respective employees. The Borrower will not permit with respect to any employee benefit plan or plans covered by Title IV of ERISA (a) any prohibited transaction or transactions under ERISA or the Internal Revenue Code, which results, or may result, in any material liability of the Borrower and its Subsidiaries and Affiliates, or (b) any Reportable Event if, upon termination of the plan or plans with respect to which one or more such Reportable Events shall have occurred, there is or would be any material liability of the Borrower and its Subsidiaries and Affiliates to the PBGC. Upon the Lender's request, the Borrower will deliver to the Lender a copy of the most recent actuarial report, financial statements and annual report completed with respect to any "defined benefit plan", as defined in ERISA.

            6.1.11 Notification of Events of Default and Adverse Developments.

      Each Borrower shall promptly notify the Lender upon obtaining knowledge of the occurrence of:

                        (a) any Event of Default;

                        (b) any Default;

                        (c) any litigation instituted or threatened against a Borrower or its Subsidiaries and of the entry of any judgment or Lien (other than any Permitted Liens) against any of the assets or properties of the Borrowers or any Subsidiary where the claims against the Borrower or Subsidiary exceed One Hundred Thousand Dollars ($100,000) and are not covered by insurance;

                        (d) any event, development or circumstance whereby the financial statements furnished hereunder fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of any Borrower or its Subsidiaries;

                        (e) any judicial, administrative or arbitral proceeding pending against any Borrower or any of its Subsidiaries and any judicial or administrative proceeding known by the Borrowers to be threatened against it or any of its Subsidiaries which, if adversely decided, could materially adversely affect its financial condition or operations (present or prospective);

                        (f) the receipt by the Borrower or any Subsidiary of any notice, claim or demand from any Governmental Authority which alleges that the Borrower or any Subsidiary is in violation of any of the terms of, or has failed to comply with any applicable Laws regulating its operation and business, including, but not limited to, the Occupational Safety and Health Act and the Environmental Protection Act; and

                        (g) any other development in the business or affairs of the Borrower and any of its Subsidiaries which may be materially adverse;

in each case describing in detail satisfactory to the Lender the nature thereof and the action the Borrower proposes to take with respect thereto.

            6.1.12 Hazardous Materials; Contamination. Each Borrower agrees to:

                        (a) give notice to the Lender immediately upon the Borrowers' acquiring knowledge of the presence of any Hazardous Materials and of any Hazardous Materials Contamination on any property owned or controlled by the Borrower or for which the Borrower is, or is claimed to be, responsible (provided that such notice shall not be required for Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course (including, without limitation, quantity) of the Borrowers' line of business expressly described in this Agreement), with a full description thereof;

                        (b) promptly comply with any Laws requiring the removal, treatment or disposal of Hazardous Materials or Hazardous Materials Contamination and provide the Lender with satisfactory evidence of such compliance;

                        (c) provide the Lender, within thirty (30) days after a demand by the Lender, with a bond, letter of credit or similar financial assurance evidencing to the Lender's satisfaction that the necessary funds are available to pay the cost of removing, treating, and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any Lien which may be established as a result thereof on any property owned or controlled by the Borrower or for which the Borrower is, or is claimed to be, responsible; and

                        (d) as part of the Obligations, defend, indemnify and hold harmless the Lender and its agents, employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials or of any Hazardous Materials Contamination on any property owned or controlled by the Borrower or for which the Borrower is, or is claimed to be, responsible. Each of the Borrowers acknowledges and agrees that this indemnification shall survive the termination of this Agreement and the Commitment and the payment and performance of all of the other Obligations.

            6.1.13 Disclosure of Casualty. The Borrowers shall deliver to the Lender a written notice describing in detail each transaction by it involving the loss or casualty to Fixed or Capital Assets which exceeds One Hundred Thousand Dollars ($100,000.00), said notices to be delivered to the Lender within thirty (30) days of the occurrence of each such transaction.

            6.1.14 Collection of Receivables. Until such time that the Lender shall notify the Borrowers of the revocation of such privilege, each Borrower and each of the Subsidiaries shall at its own expense have the privilege for the account of, and in trust for, the Lender of collecting its Receivables and receiving in respect thereto all Items of Payment and shall otherwise completely service all of the Receivables including (a) the billing, posting and maintaining of complete records applicable thereto, (b) the taking of such action with respect to the Receivables as the Lender may request or in the absence of such request, as each Borrower and each of the Subsidiaries may deem advisable; and
(c) the granting, in the ordinary course of business, to any Account Debtor, any rebate, refund or adjustment to which the Account Debtor may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to a Receivable and may take such other actions relating to the settling of any Account Debtor's claim as may be commercially reasonable. The Lender may, at its option, at any time or from time to time after and during the continuance of an Event of Default hereunder, revoke the collection privilege given in this Agreement to each Borrower and each of the Subsidiaries by either giving notice of its assignment of, and lien on the Collateral to the Account Debtors or giving notice of such revocation to the Borrowers. The Lender shall not have any duty to, and the Borrowers hereby releases the Lender from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Receivables or to preserve any rights against any other party with an interest in the Collateral. The Lender shall be entitled at any time and from time to time to confirm and verify Receivables.

            6.1.15 Assignments of Receivables. The Borrowers will promptly, upon request, execute and deliver to the Lender written assignments, in form and content acceptable to the Lender, of specific Receivables or groups of Receivables; provided, however, the Lien and/or security interest granted to the Lender under this Agreement shall not be limited in any way to or by the inclusion or exclusion of Receivables within such assignments. Receivables so assigned shall secure payment of the Obligations and are not sold to the Lender whether or not any assignment thereof, which is separate from this Agreement, is in form absolute. Each Borrower agrees that neither any assignment to the Lender nor any other provision contained in this Agreement or any of the other Financing Documents shall impose on the Lender any obligation or liability of the Borrower with respect to that which is assigned and the Borrowers shall indemnify the Lender and hold the Lender harmless from any and all claims, actions, suits, losses, damages, costs, expenses, fees, obligations and liabilities which may be incurred by or imposed upon the Lender by virtue of the assignment of and Lien on the Borrowers' rights, title and interest in, to, and under the Collateral.

            6.1.16 Government Accounts. The Borrowers will immediately notify the Lender if any of the Receivables arise out of contracts with the United States or with any other Governmental Authority, and execute any instruments and take any steps required by the Lender in order that all moneys due and to become due under such contracts shall be assigned to the Lender and notice thereof given to the Governmental Authority under the Federal Assignment of Claims Act or any other applicable Laws.

            6.1.17 Notice of Returned Goods, etc. The Borrowers will promptly notify, and will cause the Subsidiaries to promptly notify, the Lender of the return, rejection or repossession of any goods sold or delivered in respect of any Receivables, and of any claims made in regard thereto to the extent that the aggregate purchase price of any such goods in any given calendar month exceeds in the aggregate One Hundred Thousand Dollars ($100,000.00) for such month.

            6.1.18 Credit Insurance.

      The Borrowers will (a) maintain and cause each of its Subsidiaries to maintain credit insurance with respect to the Receivables from foreign Account Debtors included in the Eligible Receivables on the basis of credit insurance in form and substance satisfactory to the Lender and naming the Lender as an additional insured with loss payable to the Lender as its respective interest may appear in amounts satisfactory to the Lender and with a specific endorsement to each such insurance policy pursuant to which the insurer agrees to give the Lender at least thirty (30) days written notice before any alteration or cancellation of such insurance policy and that no act or default of the Borrowers shall affect the right of the Lender to recover under such policy in the event of loss; (b) file, and cause each of its Subsidiaries to file, with the Lender, upon its request, a detailed list of the credit insurance then in effect and stating the names of the insurance companies, the amounts and rates of the insurance, dates of the expiration thereof and the risks covered thereby; and (c) within thirty (30) days after notice in writing from the Lender, obtain, and cause each of its Subsidiaries to obtain, such additional credit insurance as the Lender may reasonably request.

            6.1.19 Maintenance of the Collateral. The Borrowers will maintain the Collateral in good working order, saving and excepting ordinary wear and tear, and will not permit anything to be done to the Collateral which may materially impair the value thereof. The Lender, or an agent designated by the Lender, shall be permitted to enter the premises of the Borrowers and the Subsidiaries and examine, audit and inspect the Collateral at any reasonable time and from time to time without notice. The Lender agrees to act in a commercially reasonable manner when inspecting the premises of the Borrowers and the Subsidiaries and when examining, auditing and/or inspecting the Collateral. The Lender shall not have any duty to, and the Borrowers hereby releases the Lender from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Receivables or to, preserve any rights against any other party with an interest in the Collateral.

            6.1.20 Defense of Title and Further Assurances.

      At its expense the Borrowers will defend the title to the Collateral (and any part thereof), and will immediately execute, acknowledge and deliver any financing statement, renewal, affidavit, deed, assignment, continuation statement, security agreement, certificate or other document which the Lender may require in order to perfect, preserve, maintain, continue, protect and/or extend the Lien granted to the Lender under this Agreement, under any of the other Financing Documents and the first priority of that Lien subject only to the Permitted Liens. The Borrowers will from time to time do whatever the Lender may require by way of obtaining, executing, delivering, and/or filing financing statements, landlords' or mortgagees' waivers, notices of assignment and other notices and amendments and renewals thereof and the Borrowers will take any and all steps and observe such formalities as the Lender may require, in order to create and maintain a valid Lien upon, pledge of, or paramount security interest in, the Collateral, subject to the Permitted Liens. The Borrowers shall pay to the Lender on demand all taxes, costs and expenses incurred by the Lender in connection with the preparation, execution, recording and filing of any such document or instrument. To the extent that the proceeds of any of the Accounts or Receivables of the Borrowers are expected to become subject to the control of, or in the possession of, a party other than the Borrowers or the Lender, the Borrowers shall cause all such parties to execute and deliver on the Closing Date security documents, financing statements or other documents as requested by the Lender and as may be necessary to evidence and/or perfect the security interest of the Lender in those proceeds. Each Borrower agrees that a copy of a fully executed security agreement and/or financing statement shall be sufficient to satisfy for all purposes the requirements of a financing statement as set forth in Article 9 of the applicable Uniform Commercial Code. Each Borrower hereby irrevocably appoints the Lender as the Borrower's attorney-in-fact, with power of substitution, in the name of the Lender or in the name of the Borrower or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrower and without notice to the Borrower, to execute and deliver any and all of the instruments and other documents and take any action which the Lender may require pursuant the foregoing provisions of this Section 6.1.20.

            6.1.21 Business Names; Locations. The Borrowers will notify and cause each of the Subsidiaries to notify the Lender not less than thirty (30) days prior to (a) any change in the name under which the Borrowers or the applicable Subsidiary conducts its business, (b) any change of the location of the chief executive office of the Borrowers or the applicable Subsidiary, and
(c) the opening of any new place of business or the closing of any existing place of business, and any change in the location of the places where the Collateral, or any part thereof, or the books and records, or any part thereof, are kept.

            6.1.22 Subsequent Opinion of Counsel as to Recording Requirements.

      In the event that any Borrower or any Subsidiary shall transfer its principal place of business or the office where it keeps its records pertaining to the Collateral, upon the Lender's request, the Borrower will provide to the Lender a subsequent opinion of counsel as to the filing, recording and other requirements with which the Borrower and the Subsidiaries have complied to maintain the Lien and security interest in favor of the Lender in the Collateral.

            6.1.23 Use of Premises and Equipment. Each Borrower agrees that until the Obligations are fully paid and this Agreement has been terminated, the Lender (a) after and during the continuance of a Default or an Event of Default, may use any of the Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (b) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of the Borrower's owned or leased property.

            6.1.24 Protection of Collateral. The Borrower agrees that the Lender may at any time following an Event of Default take such steps as the Lender deems reasonably necessary to protect the Lender's interest in, and to preserve the Collateral, including, the hiring of such security guards or the placing of other security protection measures as the Lender deems appropriate, may employ and maintain at any of the Borrower's premises a custodian who shall have full authority to do all acts necessary to protect the Lender's interests in the Collateral and may lease warehouse facilities to which the Lender may move all or any part of the Collateral to the extent commercially reasonable. Each Borrower agrees to cooperate fully with the Lender's efforts to preserve the Collateral and will take such actions to preserve the Collateral as the Lender may reasonably direct. All of the Lender's expenses of preserving the Collateral, including any reasonable expenses relating to the compensation and bonding of a custodian, shall be part of the Enforcement Costs.

      SECTION 6.2 Negative Covenants. So long as any of the Obligations or the Commitment shall be outstanding hereunder, each of the Borrowers agrees with the Lender as follows:

            6.2.1 Capital Structure, Merger, Acquisition or Sale of Assets.

      The Borrower will not alter or amend its capital structure, authorize any additional class of equity, issue any stock or equity of any class, enter into any merger or consolidation or amalgamation, windup or dissolve itself (or suffer any liquidation or dissolution) or acquire all or substantially all the assets of any Person, or sell, lease or otherwise dispose of any of its assets (except Inventory disposed of in the ordinary course of business prior to an Event of Default). Any consent of the Lender to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

            6.2.2 Subsidiaries. The Borrower will not create or acquire any Subsidiaries other than the Subsidiaries identified on any Collateral Disclosure List, except in connection with the Purchase Agreement Transaction and except in connection with any transaction permitted under Section 6.2.5.

            6.2.3 Purchase or Redemption of Securities, Dividend Restrictions.

      The Borrower will not purchase, redeem or otherwise acquire any shares of its capital stock or warrants now or hereafter outstanding, declare or pay any dividends thereon (other than stock dividends), apply any of its property or assets to the purchase, redemption or other retirement of, set apart any sum for the payment of any dividends on, or for the purchase, redemption, or other retirement of, make any distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of the Borrower, or any warrants, permit any Subsidiary to purchase or acquire any shares of any class of capital stock of, or warrants issued by, the Borrower, make any distribution to stockholders or set aside any funds for any such purpose, provided that the foregoing shall not restrict or prohibit payments of dividends or distributions to Holdings at such times as there shall exist no Default or Event of Default and in such amounts as are necessary to permit:

            (i) purchases of shares of (or options to purchase shares of) or employees of the Apparel or Sidney Becker upon their death, termination or retirement, or as required by the Borrowers' existing ESOP plans, so long as, (x) before and after giving effect to any such dividend or distribution for such purpose, no Default shall have occurred and be continuing and (y) such purchases or payments after the date hereof do not in the aggregate exceed $500,000; provided that such purchases or payments shall not exceed $200,000 during any one Fiscal Year;

            (ii) payment of taxes and de minimis administrative expenses payable by Holdings in the ordinary course, so long as before and after giving effect to any such dividend or distribution for such purpose;

            (iii) the performance by Holdings of its obligations under the Warrantholders Rights Agreement as amended by Amendment No. 1 to such agreement dated February 1, 1996 and Amendment

      No. 2 to such agreement dated as of the Closing Date (such Amendment No. 2 to be in substantially the form submitted to the Lender as attached to that certain Letter Agreement dated December 17, 1996), so long as before and after giving effect to any such dividend or distribution for such purpose no Default or Event of Default shall have accrued and be continuing; and

            (iv) redemption of the Warrants in accordance with their terms.

            6.2.4 Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness for Borrowed Money, or permit any Subsidiary so to do, except:

                        (a) the Obligations;

                        (b) current accounts payable arising in the ordinary course;

                        (c) the Senior Notes;

                        (d) Indebtedness secured by Permitted Liens;

                        (e) Subordinated Indebtedness;

                        (f) Indebtedness for Borrowed Money to another Borrower;

                        (g) Indebtedness under the Purchase Agreement (Clinton Management) and other documents executed in connection therewith;

                        (h) Indebtedness of the Borrower existing on the date hereof and reflected on the financial statements furnished pursuant to
      Section 4.1.11 (Financial Condition) and on Schedule 4.1.13; and

                        (i) Indebtedness for Borrowed Money of Embroidery Leasing Corporation, a Georgia corporation.

            6.2.5 Investments, Loans and Other Transactions.

      Except as otherwise provided in this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, (a) make, assume, acquire or continue to hold any investment in any real property (unless used in connection with its business and treated as a Fixed or Capital Asset of the Borrower or the Subsidiary) or any Person, whether by stock purchase, capital contribution, acquisition of indebtedness of such Person or otherwise (including, without limitation, investments in any joint venture or partnership), (b) guaranty or otherwise become contingently liable for the indebtedness or obligations of any Person, other than guaranties of the obligations, incurred in the ordinary course of business, of Subsidiaries which are Borrowers, or (c) make any loans or advances, or otherwise extend credit to any Person, except:

                        (i) any advance to an officer of the Borrower or of any Subsidiary for travel or other business expenses in the ordinary course of business, provided that the aggregate amount of all such advances by the Borrower and its Subsidiaries (taken as a whole) outstanding at any time shall not exceed ten thousand dollars ($10,000.00);

                        (ii) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                        (iii) any investment in Temporary Investments, which are pledged to the Lender as collateral and security for the Obligations;

                        (iv) trade credit extended to customers in the ordinary course of business; and

                        (v) without waiving any other provision of this Agreement and provided there shall exist no Default or Event of Default, investments after the date of this Agreement in Affiliates not to exceed $500,000 in the aggregate;

                        (vi)investments in Embroidery Leasing Corporation, a Subsidiary formed or to be formed by Apparel not to exceed $5,000,000 in the aggregate.

                        (vii) any other investment, including entering into one or more joint ventures, which shall not exceed $1,000,000 individually or $5,000,000 in the aggregate in any fiscal year.

            6.2.6 Financial Covenants.

                  (a) The aggregate amount of Consolidated Capital Expenditures for any Fiscal Year shall not exceed $1,500,000.

                  (b) Apparel shall not permit the ratio on the last day of any fiscal quarter of (i) Consolidated Free Cash Flow to (ii) Total Debt Service in each case for the four consecutive fiscal quarters then ended (or, in the case of any fiscal quarter ending prior to March 31, 1997, for the period commencing on the Closing Date and ending on the last day of such fiscal quarter) to be less than the ratio set forth below opposite the Fiscal Year in which such last day occurs:

                  Fiscal Year
                   Ending
                  December 31                        Ratio
                  -----------                        -----

                     1997                            1.10 = 1.00
                     1998                            1.10 = 1.00
                     1999                            1.10 = 1.00
                     2000                            1.10 = 1.00
                     2001                            1.10 = 1.00

                  (c) Commencing December 31, 1996, at no time during the Fiscal Years set forth below shall the ratio of (i) Consolidated Total Debt at such time to (ii) Adjusted EBITDA for the four consecutive fiscal quarters then most recently ended, exceed the ratio set forth below opposite such Fiscal Year:

                  Fiscal Year
                    Ending
                  December 31                         Ratio
                  -----------                         -----

                     1997                             6.25 = 1.00
                     1998                             5.75 = 1.00
                     1999                             5.25 = 1.00
                     2000                             4.75 = 1.00
                     2001                             4.25 = 1.00

                  (d) For each period specified below Adjusted EBITDA for such period shall not be less than the corresponding amount set forth below:

            Adjusted EBITDA

Four Consecutive Fiscal Quarters Ended:

3/31/97                                                               $2,500,000
6/30/97                                                               $5,000,000
9/30/97                                                               $7,500,000
12/31/97                                                             $13,000,000

Four Consecutive Fiscal Quarters Ended:

3/31/98                                                              $16,000,000
6/30/98                                                              $16,000,000
9/30/98                                                              $16,000,000
12/31/98                                                             $16,000,000

Four Consecutive Fiscal Quarters Ended:

3/31/99                                                              $19,000,000
6/30/99                                                              $19,000,000
9/30/99                                                              $19,000,000
12/31/99                                                             $19,000,000

Four Consecutive Fiscal Quarters Ended:

3/31/2000                                                            $21,000,000
6/30/2000                                                            $21,000,000
9/30/2000                                                            $21,000,000
12/31/2000                                                           $21,000,000

On the last day of any fiscal quarter ending after December 31, 2000, Adjusted EBITDA for the four consecutive fiscal quarters then ended shall not be less than $23,000,000.

                  (e) Net Worth will not at any date be less than the corresponding amount set forth opposite such date in the table below:

               Date                              Minimum Amount
               ----                              --------------

              3/31/97                              $10,500,000
              6/30/97                              $10,500,000
              9/30/97                              $10,500,000
              12/31/97                             $10,500,000

              3/31/98                              $11,500,000
              6/30/98                              $11,500,000
              9/30/98                              $11,500,000
              12/31/98                             $11,500,000

              3/31/99                              $13,500,000
              6/30/99                              $13,500,000
              9/30/99                              $13,500,000
              12/31/99                             $13,500,000

              3/31/2000                            $16,000,000
              6/30/2000                            $16,000,000
              9/30/2000                            $16,000,000
              12/31/2000 and thereafter            $20,000,000

                  6.2.7 Stock of Subsidiaries. The Borrower will not sell or otherwise dispose of any shares of capital stock of any Subsidiary (except in connection with a merger or consolidation of a domestic Wholly Owned Subsidiary into the Borrower or another domestic Wholly Owned Subsidiary or with the dissolution of any Subsidiary) or permit any Subsidiary to issue any additional shares of its capital stock except pro rata to its stockholders.

                  6.2.8 Subordinated Indebtedness. The Borrower will not, and will not permit any Subsidiary to make:

                        (a) any Subordinated Indebtedness, if a Default or an Event of Default then exists hereunder or would result from such payment;

                        (b) any payment of the principal or interest due on the Subordinated Indebtedness as a result of acceleration thereunder or a mandatory prepayment thereunder, except for mandatory prepayments expressly allowed by the Subordination Agreement;

                        (c) any amendment or modification of or supplement to the documents evidencing or securing the Subordinated Indebtedness; or

                        (d) payment of principal or interest on the Subordinated Indebtedness other than when due (without giving effect to any acceleration of maturity or mandatory prepayment).

            6.2.9 Liens; Confessed Judgment. The Borrower (a) will not create, incur, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired, or permit any Subsidiary so to do, except for Liens securing the Obligations and Permitted Liens, (b) will not agree to, assume or suffer to exist any provision in any instrument or other document for confession of judgment, cognovit or other similar right or remedy,
(c) will not allow or suffer to exist any Permitted Liens to be superior to Liens securing the Obligations and Permitted Liens, (d) will not enter into any contracts for the consignment of goods to the Borrower, will not execute or suffer the filing of any financing statements or the posting of any signs giving notice of consignments to the Borrower, and will not, as a material part of its business, engage in the sale of goods belonging to others, and (e) will not allow or suffer to exist the failure of any Lien described in the Security Documents to attach to, and/or remain at all times perfected on, any of the property described in the Security Documents.

            6.2.10 Transactions with Affiliates. The Borrower and its Subsidiaries will not enter into or participate in any transaction with any Affiliate other than in the ordinary course of business and on terms available in an arm's-length transaction with third parties.

            6.2.11 Other Businesses. The Borrower and its Subsidiaries will not engage directly or indirectly in any business other than its current line of business described elsewhere in this Agreement.

            6.2.12 ERISA Compliance. Neither the Borrower nor any Commonly Controlled Entity shall: (a) engage in or permit any "prohibited transaction" (as defined in ERISA); (b) cause any "accumulated funding deficiency" as defined in ERISA and/or the Internal Revenue Code; (c) terminate any pension plan in a manner which could result in the imposition of a lien on the property of the Borrower pursuant to ERISA; (d) terminate or consent to the termination of any Multiemployer Plan; or (e) incur a complete or partial withdrawal with respect to any Multiemployer Plan.

            6.2.13 Prohibition on Hazardous Materials. The Borrower shall not place, manufacture or store or permit to be placed, manufactured or stored any Hazardous Materials on any property owned or controlled by the Borrower or for which the Borrower is responsible other than Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course.

            6.2.14 Amendments. The Borrowers will not amend or terminate or agree to amend or terminate the Purchase Agreement Documents or the Purchase Agreement Documents on net terms which are materially less favorable than those currently existing, or consent to any amendment or waive any material provisions thereof, other than in the normal course of business or terminate or agree to terminate the distribution agreement of Macpherson with Baradun Company Ltd. and Baradun America, Inc.

            6.2.15 Method of Accounting; Fiscal Year.

                  (a) The Borrowers shall not change the method of accounting employed in the preparation of any financial statements furnished to the Lender under the provisions of Section (Financial Statements) of this Agreement, unless required to conform to GAAP and on the condition that the Borrowers' accountants shall furnish such information as the Lender may request to reconcile the changes with the Borrowers' prior financial statements.

                  (b) The Borrowers will not change the fiscal year of the Borrowers from a year ending on December 31.

            6.2.16 Compensation. Neither the Borrower nor any of its Subsidiaries will pay any bonuses, fees, compensation, commissions, salaries, drawing accounts, or other payments (cash and non-cash), whether direct or indirect, to any stockholders of the Borrower or its Subsidiaries, or any Affiliate of the Borrower or its Subsidiaries, other than reasonable compensation for actual services rendered by stockholders in their capacity as officers or employees of the Borrower.

            6.2.17 Transfer of Collateral. The Borrower and the Subsidiaries will not transfer, or permit the transfer, to another location of any of the Collateral or the books and records related to any of the Collateral.

            6.2.18 Sale and Leaseback. Neither the Borrower nor the Subsidiaries will directly or indirectly enter into any arrangement to sell or transfer all or any substantial part of its fixed assets and thereupon or within one year thereafter rent or lease the assets so sold or transferred.

            6.2.19 Disposition of Collateral. The Borrower will not sell, discount, allow credits or allowances, transfer, assign, extend the time for payment on, convey, lease, assign, transfer or otherwise dispose of the Collateral, except, prior to an Event of Default, dispositions expressly permitted elsewhere in this Agreement, the sale of unnecessary or obsolete Equipment, (but only if the proceeds of the sale of such Equipment are (a) used to purchase similar Equipment to replace the unnecessary or obsolete Equipment or (b) immediately turned over to the Lender for application to the Obligations) and sales of accounts to factors provided (i) the Lender shall have received no less than five (5) Business Days notice thereof, (ii) the sales proceeds for the factored accounts shall be no less than 90% of the face thereof, (iii) the factored accounts shall be immediately upon sale be excluded from the calculation of the Borrowing Base, and (iv) the proceeds of the sale shall be payable simultaneously with the sale and all proceeds shall be forwarded by federal wire transfer or other payment form acceptable to the Lender from time to time for application to the Obligations.

                                    ARTICLE 7

                         DEFAULT AND RIGHTS AND REMEDIES

      SECTION 7.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" under the provisions of this Agreement:

            7.1.1 Failure to Pay. The failure of the Borrower to pay any of the Obligations as and when due and payable in accordance with the provisions of this Agreement, the Notes and/or any of the other Financing Documents, and, except in the case of the failure make any payment of principal and in the case of the failure to pay any Obligation at its maturity (whether by acceleration or otherwise) or when due on demand, such failure continues uncured for a period of three (3) Business Days.

            7.1.2 Breach of Representations and Warranties.

      Any representation or warranty made in this Agreement or in any report, statement, schedule, certificate, opinion (including any opinion of counsel for the Borrowers), financial statement or other document furnished in connection with this Agreement, any of the other Financing Documents, or the Obligations, shall prove to have been false or misleading when made (or, if applicable, when reaffirmed) in any material respect.

            7.1.3 Failure to Comply with Covenants. The failure of the Borrower to perform, observe or comply with any covenant, condition or agreement contained in this Agreement and, (i) only with respect to a failure under
Section 6.1.1(a) through (f), such failure continues uncured for a period of five (5) days after notice thereof from the Lender, or (ii) only with respect to a failure under Sections 6.1.3(a) (Recordkeeping), 6.1.4 (Corporate Existence), 6.1.6(a) (Preservation of Properties), Section 6.1.9 (Taxes) which does not relate to Taxes due or claimed to be due in excess of $100,000 in the aggregate, or 6.1.19(a) (Maintenance of Collateral), if the Borrower after discovering such failure, fails to diligently and continuously pursue the cure of such failure or such failure continues uncured thirty (30) days after discovery.

            7.1.4 Default Under Other Financing Documents or Obligations.

      A default shall occur under any of the other Financing Documents or under any other Obligations, and such default is not cured within any applicable grace period provided therein.

            7.1.5 Receiver; Bankruptcy. Any Borrower or any Subsidiary shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (b) admit in writing its inability to pay its debts as they mature, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) file a voluntary petition in bankruptcy or a petition or an answer seeking or consenting to reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take corporate action for the purposes of effecting any of the foregoing, or (f) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of sixty (60) days, or (g) by any act indicate its consent to, approval of or acquiescence in any order, judgment or decree by any court of competent jurisdiction or any Governmental Authority enjoining or otherwise prohibiting the operation of a material portion of the Borrowers' or any Subsidiary's business or the use or disposition of a material portion of the Borrowers' or any Subsidiary's assets.

            7.1.6 Involuntary Bankruptcy, etc. (a) An order for relief shall be entered in any involuntary case brought against any Borrower or any Subsidiary under the Bankruptcy Code, or (b) any such case shall be commenced against any Borrower or any Subsidiary and shall not be dismissed within sixty (60) days after the filing of the petition, or (c) an order, judgment or decree under any other Law is entered by any court of competent jurisdiction or by any other Governmental Authority on the application of a Governmental Authority or of a Person other than any Borrower or any Subsidiary (i) adjudicating the Borrower, or any Subsidiary bankrupt or insolvent, or (ii) appointing a receiver, trustee or liquidator of the Borrower or of any Subsidiary, or of a material portion of the Borrower's or any Subsidiary's assets, or (iii) enjoining, prohibiting or otherwise limiting the operation of a material portion of the Borrower's or any Subsidiary's business or the use or disposition of a material portion of the Borrower's or any Subsidiary's assets, and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days from the date entered.

            7.1.7 Judgment. Unless adequately insured in the opinion of the Lender, the entry of a final judgment for the payment of money involving more than $10,000 against any Borrower or any Subsidiary, and the failure by the Borrower or such Subsidiary to discharge the same, or cause it to be discharged, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment.

            7.1.8 Execution; Attachment. Any execution or attachment shall be levied against the Collateral, or any part thereof, and such execution or attachment shall not be set aside, discharged or stayed within thirty (30) days after the same shall have been levied.

            7.1.9 Default Under Other Borrowings. Default shall be made with respect to any Indebtedness for Borrowed Money (other than the Revolving Loan), including but not limited to the Senior Notes if the effect of such default is to accelerate the maturity of such Indebtedness for Borrowed Money or to permit the holder or obligee thereof or other party thereto to cause any such Indebtedness for Borrowed Money to become due prior to its stated maturity.

            7.1.10 Challenge to Agreements. Any Borrower or any guarantor of all or any part of the Obligations shall challenge the validity and binding effect of any provision of any of the Financing Documents or shall state its intention to make such a challenge of any of the Financing Documents or any of the Financing Documents shall for any reason (except to the extent permitted by its express terms) cease to be effective or to create a valid and perfected first priority Lien (except for Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby.

            7.1.11 Material Adverse Change. The Lender in its sole discretion determines in good faith that a material adverse change has occurred in the financial condition of the Borrowers.

            7.1.12 Impairment of Position. The Lender in its sole discretion determines in good faith that an event has occurred which impairs the prospect of payment of the Obligations and/or the value of the Collateral.

            7.1.13 Change in Ownership. Any change shall occur in the ownership of any Borrower, such that John Ziegler, Sr. owns less than 10% (less any dilution caused by any existing qualified employee stock ownership plan) of Holdings.

            7.1.14 Liquidation, Termination, Dissolution, Change in Management, etc.

      Any Borrower shall liquidate, dissolve or terminate its existence or shall suspend or terminate a substantial portion of its business operations or any change occurs in the management or control of a Borrower without the prior written consent of the Lender.

      SECTION 7.2 Remedies. Upon the occurrence of any Default or Event of Default, the Lender may at any time thereafter exercise any one or more of the following rights, powers or remedies:

            7.2.1 Acceleration. The Lender may declare the Obligations to be immediately due and payable, notwithstanding anything contained in this Agreement or in any of the other Financing Documents to the contrary, without presentment, demand, protest, notice of protest or of dishonor, or other notice of any kind, all of which each Borrower hereby waives.

            7.2.2 Further Advances. The Lender may from time to time without notice to the Borrowers suspend, terminate or limit any further loans or other extensions of credit under this Agreement and under any of the other Financing Documents. Further, upon the occurrence of an Event of Default or Default specified in Sections 7.1.5 (Receiver; Bankruptcy) or 7.1.6 (Involuntary Bankruptcy, etc.) above, the Revolving Credit Commitment and any agreement in any of the Financing Documents to provide additional credit shall immediately and automatically terminate and the unpaid principal amount of the Notes (with accrued interest thereon) and all other Obligations then outstanding, shall immediately become due and payable without further action of any kind and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers.

            7.2.3 Uniform Commercial Code. The Lender shall have all of the rights and remedies of a secured party under the applicable Uniform Commercial Code and other applicable Laws. Upon demand by the Lender, the Borrowers shall assemble the Collateral and make it available to the Lender, at a place designated by the Lender. The Lender or its agents may without notice from time to time enter upon the Borrowers' premises to take possession of the Collateral, to remove it, to render it unusable, to process it or otherwise prepare it for sale, or to sell or otherwise dispose of it.

      Any written notice of the sale, disposition or other intended action by the Lender with respect to the Collateral which is sent by regular mail, postage prepaid, to the Borrowers at the address set forth in Section 8.1 of this Agreement, or such other address of the Borrowers which may from time to time be shown on the Lender's records, at least ten (10) days prior to such sale, disposition or other action, shall constitute commercially reasonable notice to the Borrowers. The Lender may alternatively or additionally give such notice in any other commercially reasonable manner. Nothing in this Agreement shall require the Lender to give any notice not required by applicable Laws.

      If any consent, approval, or authorization of any state, municipal or other governmental department, agency or authority or of any person, or any person, corporation, partnership or other entity having any interest therein, should be necessary to effectuate any sale or other disposition of the Collateral, each Borrower agrees to execute all such applications and other instruments, and to take all other action, as may be required in connection with securing any such consent, approval or authorization.

      Each Borrower recognizes that the Lender may be unable to effect a public sale of all or a part of the Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and other applicable federal and state Laws. The Lender may, therefore, in its discretion, take such steps as it may deem appropriate to comply with such Laws and may, for example, at any sale of the Collateral consisting of securities restrict the prospective bidders or purchasers as to their number, nature of business and investment intention, including, without limitation, a requirement that the Persons making such purchases represent and agree to the satisfaction of the Lender that they are purchasing such securities for their account, for investment, and not with a view to the distribution or resale of any thereof. Each Borrower covenants and agrees to do or cause to be done promptly all such acts and things as the Lender may request from time to time and as may be necessary to offer and/or sell the securities or any part thereof in a manner which is valid and binding and in conformance with all applicable Laws. Upon any such sale or disposition, the Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral consisting of securities so sold.

            7.2.4 Specific Rights With Regard to Collateral.

      In addition to all other rights and remedies provided hereunder or as shall exist at law or in equity from time to time, the Lender may (but shall be under no obligation to), without notice to the Borrowers, and each of the Borrowers hereby irrevocably appoints the Lender as its attorney-in-fact, with power of substitution, in the name of the Lender or in the name of the Borrower or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrowers and without notice to the Borrowers:

                        (a) request any account debtor obligated on any of the Accounts to make payments thereon directly to the Lender, with the Lender taking control of the cash and non-cash proceeds thereof;

                        (b) compromise, extend or renew any of the Collateral or deal with the same as it may deem advisable;

                        (c) make exchanges, substitutions or surrenders of all or any part of the Collateral;

                        (d) copy, transcribe, or remove from any place of business of the Borrowers or any Subsidiary all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to the Lender, make such use of the Borrowers' or any Subsidiary's place(s) of business as may be reasonably necessary to administer, control and collect the Collateral;

                        (e) repair, alter or supply goods if necessary to fulfill in whole or in part the purchase order of any account debtor;

                        (f) demand, collect, receipt for and give renewals, extensions, discharges and releases of any of the Collateral;

                        (g) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral;

                        (h) settle, renew, extend, compromise, compound, exchange or adjust claims in respect of any of the Collateral or any legal proceedings brought in respect thereof;

                        (i) endorse or sign the name of the Borrowers upon any items of payment, certificates of title, instruments, securities, stock powers, documents, documents of title, financing statements, assignments, notices, or other writing relating to or part of the Collateral and on any Proof of Claim in Bankruptcy against an account debtor;

                        (j) notify the Post Office authorities to change the address for the delivery of mail to the Borrowers to such address or Post Office Box as the Lender may designate and receive and open all mail addressed to the Borrowers; and

                        (k) take any other action necessary or beneficial to realize upon or dispose of the Collateral or to carry out the terms of this Agreement.

            7.2.5 Application of Proceeds. Any proceeds of sale or other disposition of the Collateral will be applied by the Lender to the payment of the Enforcement Costs, and any balance of such proceeds will be applied by the Lender to the payment of the balance of the Obligations in such order and manner of application as the Lender may from time to time in its sole and absolute discretion determine. If the sale or other disposition of the Collateral fails to fully satisfy the Obligations, the Borrowers shall remain liable to the Lender for any deficiency.

            7.2.6 Performance by Lender. If the Borrowers shall fail to pay the Obligations or otherwise fail to perform, observe or comply with any of the conditions, covenants, terms, stipulations or agreements contained in this Agreement or any of the other Financing Documents, the Lender without notice to or demand upon the Borrowers and without waiving or releasing any of the Obligations or any Default or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrowers, and may enter upon the premises of the Borrowers for that purpose and take all such action thereon as the Lender may consider necessary or appropriate for such purpose and each of the Borrowers hereby irrevocably appoints the Lender as its attorney-in-fact to do so, with power of substitution, in the name of the Lender or in the name of the Borrower or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrowers and without notice to the Borrowers. All sums so paid or advanced by the Lender together with interest thereon from the date of payment, advance or incurring until paid in full at the Post-Default Rate and all costs and expenses, shall be deemed part of the Enforcement Costs, shall be paid by the Borrowers to the Lender on demand, and shall constitute and become a part of the Obligations.

            7.2.7 Other Remedies. The Lender may from time to time proceed to protect or enforce its rights by an action or actions at law or in equity or by any other appropriate proceeding, whether for the specific performance of any of the covenants contained in this Agreement or in any of the other Financing Documents, or for an injunction against the violation of any of the terms of this Agreement or any of the other Financing Documents, or in aid of the exercise or execution of any right, remedy or power granted in this Agreement, the Financing Documents, and/or applicable Laws. The Lender is authorized to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of the Borrowers now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Lender.

                                    ARTICLE 8

                                  MISCELLANEOUS

      SECTION 8.1 Notices. All notices, requests and demands to or upon the parties to this Agreement shall be in writing and shall be deemed to have been given or made when delivered by hand on a Business Day, or two (2) days after the date when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or when sent by overnight courier, on the Business Day next following the day on which the notice is delivered to such overnight courier, addressed as follows:

            Borrowers:    c/o WG Apparel, Inc.
                          900 Milik Street
                          Carteret, New Jersey  07008
                          Attention: Mr. John K. Ziegler

            Lender:       NationsBank, N.A.
                          NationsBank Business Credit
                          100 South Charles Street
                          MD4-325-04-14
                          Baltimore, Maryland  21201
                          Attention: David B. Thayer

                          with a copy to:

                          Frederick W. Runge, Jr., Esquire
                          Miles & Stockbridge
                          10 Light Street
                          Baltimore, Maryland  21202

By written notice, each party to this Agreement may change the address to which notice is given to that party, provided that such changed notice shall include a street address to which notices may be delivered by overnight courier in the ordinary course on any Business Day.

      SECTION 8.2 Amendments; Waivers. This Agreement and the other Financing Documents may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Lender and the Borrowers. No waiver of any provision of this Agreement or of any of the other Financing Documents, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing. No course of dealing between the Borrowers and the Lender and no act or failure to act from time to time on the part of the Lender shall constitute a waiver, amendment or modification of any provision of this Agreement or any of the other Financing Documents or any right or remedy under this Agreement, under any of the other Financing Documents or under applicable Laws.

      Without implying any limitation on the foregoing:

                  (a) Any waiver or consent shall be effective only in the specific instance, for the terms and purpose for which given, subject to such conditions as the Lender may specify in any such instrument.

                  (b) No waiver of any Default or Event of Default shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereto.

                  (c) No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in the same, similar or other circumstance.

                  (d) No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of any of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver, amendment or modification of any such term, condition, covenant or agreement or of any such breach or preclude the Lender from exercising any such right, power or remedy at any time or times.

                  (e) By accepting payment after the due date of any amount payable under this Agreement or under any of the other Financing Documents, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents, or to declare a default for failure to effect such prompt payment of any such other amount.

      SECTION 8.3 Cumulative Remedies. The rights, powers and remedies provided in this Agreement and in the other Financing Documents are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order as the Lender shall determine and are in addition to, and not exclusive of, rights, powers and remedies provided by existing or future applicable Laws. In order to entitle the Lender to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement. Without limiting the generality of the foregoing, the Lender may:

                        (a) proceed against any one or more of the Borrowers with or without proceeding against any Person (including, without limitation, any one or more guarantors) who may be liable (by endorsement, guaranty, indemnity or otherwise) for all or any part of the Obligations;

                        (b) proceed against any one or more of the Borrowers with or without proceeding under any of the other Financing Documents or against any Collateral or other collateral and security for all or any part of the Obligations;

                        (c) without reducing or impairing the obligation of the Borrowers and without notice, release or compromise with any guarantor or other Person liable for all or any part of the Obligations under the Financing Documents or otherwise;

                        (d) without reducing or impairing the obligations of the Borrowers and without notice thereof: (i) fail to perfect the Lien in any or all Collateral or to release any or all the Collateral or to accept substitute Collateral, (ii) approve the making of advances under the Revolving Loan under this Agreement, (iii) waive any provision of this Agreement or the other Financing Documents, (iv) exercise or fail to exercise rights of set-off or other rights, or (v) accept partial payments or extend from time to time the maturity of all or any part of the Obligations.

      SECTION 8.4 Severability. In case one or more provisions, or part thereof, contained in this Agreement or in the other Financing Documents shall be invalid, illegal or unenforceable in any respect under any Law, then without need for any further agreement, notice or action:

                        (a) the validity, legality and enforceability of the remaining provisions shall remain effective and binding on the parties thereto and shall not be affected or impaired thereby;

                        (b) the obligation to be fulfilled shall be reduced to the limit of such validity;

                        (c) if such provision or part thereof pertains to repayment of the Obligations, then, at the sole and absolute discretion of the Lender, all of the

      Obligations of the Borrowers to the Lender shall become immediately due and payable; and

                        (d) if the affected provision or part thereof does not pertain to repayment of the Obligations, but operates or would prospectively operate to invalidate this Agreement in whole or in part, then such provision or part thereof only shall be void, and the remainder of this Agreement shall remain operative and in full force and effect.

      SECTION 8.5 Assignments by Lender. The Lender may, without notice to, or consent of, the Borrowers, sell, assign or transfer to or participate with any Person or Persons all or any part of the Obligations, and each such Person or Persons shall have the right to enforce the provisions of this Agreement and any of the other Financing Documents as fully as the Lender, provided that the Lender shall continue to have the unimpaired right to enforce the provisions of this Agreement and any of the other Financing Documents as to so much of the Obligations that the Lender has not sold, assigned or transferred. In connection with the foregoing, the Lender shall have the right to disclose to any such actual or potential purchaser, assignee, transferee or participant all financial records, information, reports, financial statements and documents obtained in connection with this Agreement and any of the other Financing Documents or otherwise.

      SECTION 8.6 Successors and Assigns. This Agreement and all other Financing Documents shall be binding upon and inure to the benefit of the Borrowers and the Lender and their respective heirs, personal representatives, successors and assigns, except that the Borrowers shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

      SECTION 8.7 Continuing Agreements. All covenants, agreements, representations and warranties made by the Borrowers in this Agreement, in any of the other Financing Documents, and in any certificate delivered pursuant hereto or thereto shall survive the making by the Lender of the Revolving Loan and the execution and delivery of the Notes, shall be binding upon the Borrowers regardless of how long before or after the date hereof any of the Obligations were or are incurred, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid. From time to time upon the Lender's request, and as a condition of the release of any one or more of the Security Documents, the Borrowers and other Persons obligated with respect to the Obligations shall provide the Lender with such acknowledgments and agreements as the Lender may require to the effect that there exists no defenses, rights of setoff or recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against the Lender, its agents and others, or to the extent there are, the same are waived and released.

      SECTION 8.8 Enforcement Costs. The Borrowers shall pay to the Lender on demand all Enforcement Costs, together with interest thereon from the date incurred or advanced until paid in full at a per annum rate of interest equal at all times to the Post-Default Rate. Enforcement Costs shall be immediately due and payable at the time advanced or incurred, whichever is earlier. Without implying any limitation on the foregoing, the Borrowers shall pay, as part of the Enforcement Costs, upon demand any and all stamp and other Taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Financing Documents and to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay any Taxes or fees referred to in this Section. The provisions of this Section shall survive the execution and delivery of this Agreement, the repayment of the other Obligations and shall survive the termination of this Agreement.

      SECTION 8.9 Applicable Law; Jurisdiction.

            8.9.1 As a material inducement to the Lender to enter into this Agreement, each Borrowers acknowledges and agrees that the Financing Documents, including, this Agreement, shall be governed by the Laws of the State, as if each of the Financing Documents and this Agreement had each been executed, delivered, administered and performed solely within the State even though for the convenience and at the request of the Borrowers, one or more of the Financing Documents may be executed elsewhere. The Lender acknowledges, however, that remedies under certain of the Financing Documents which relate to property outside the State may be subject to the laws of the state in which the property is located.

            8.9.2 Each Borrower irrevocably submits to the jurisdiction of any state or federal court sitting in the State over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Borrower and may be enforced in any court in which the Borrower is subject to jurisdiction, by a suit upon such judgment, provided that service of process is effected upon the Borrower in one of the manners specified in this Section or as otherwise permitted by applicable Laws.

            8.9.3 Each Borrowers hereby irrevocably designates and appoints The Corporation Trust, Incorporated, 32 South Street, Baltimore, Maryland 21202, as the Borrower's authorized agent to receive on the Borrower's behalf service of any and all process that may be served in any suit, action or proceeding of the nature referred to in this Section in any state or federal court sitting in the State. If such agent shall cease so to act, the Borrower shall irrevocably designate and appoint without delay another such agent in the State satisfactory to the Lender and shall promptly deliver to the Lender evidence in writing of such other agent's acceptance of such appointment and its agreement that such appointment shall be irrevocable.

            8.9.4 Each Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in this Section by (i) the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Borrower at the Borrowers' address designated in or pursuant to Section 8.1 hereof, and (ii) serving a copy thereof upon the agent, if any, designated and appointed by the Borrower as the Borrower's agent for service of process by or pursuant to this Section. Each Borrower irrevocably agrees that such service (i) shall be deemed in every respect effective service of process upon the Borrower in any such suit, action or proceeding, and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Borrower. Nothing in this Section shall affect the right of the Lender to serve process in any manner otherwise permitted by law or limit the right of the Lender otherwise to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions.

      SECTION 8.10 Duplicate Originals and Counterparts.

      This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

      SECTION 8.11 Headings. The headings in this Agreement are included herein for convenience only, shall not constitute a part of this Agreement for any other purpose, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

      SECTION 8.12 No Agency. Nothing herein contained shall be construed to constitute the Borrowers as the Lender's agent for any purpose whatsoever or to permit the Borrowers to pledge any of the Lender's credit. The Lender shall not be responsible nor liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. The Lender shall not, by anything herein or in any of the Financing Documents or otherwise, assume any of the Borrowers' obligations under any contract or agreement assigned to the Lender, and the Lender shall not be responsible in any way for the performance by the Borrowers of any of the terms and conditions thereof.

      SECTION 8.13 Date of Payment. Should the principal of or interest on the Notes become due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and in the case of principal, interest shall be payable thereon at the rate per annum specified in the Notes during such extension.

      SECTION 8.14 Entire Agreement. This Agreement is intended by the Lender and the Borrowers to be a complete, exclusive and final expression of the agreements contained herein. Neither the Lender nor the Borrowers shall hereafter have any rights under any prior agreements pertaining to the matters addressed by this Agreement but shall look solely to this Agreement for definition and determination of all of their respective rights, liabilities and responsibilities under this Agreement.

      SECTION 8.15 Waiver of Trial by Jury. THE BORROWERS AND THE LENDER HEREBY JOINTLY AND SEVERALLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH ANY ONE OR MORE OF THE BORROWERS AND THE LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT, (B) ANY OF THE FINANCING DOCUMENTS, OR (C) THE COLLATERAL. THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.

            This waiver is knowingly, willingly and voluntarily made by the Borrowers and the Lender, and the Borrowers and the Lender hereby represent that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Borrowers and the Lender further represent that they have been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

      SECTION 8.16 Liability of the Lender. Each Borrower hereby agrees that the Lender shall not be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by the Lender in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in the Collateral or other security for the Obligations.

            By inspecting the Collateral or any other properties of the Borrowers or by accepting or approving anything required to be observed, performed or fulfilled by the Borrowers or to be given to the Lender pursuant to this Agreement or any of the other Financing Documents, the Lender shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by the Lender.

            IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement under their respective seals as of the day and year first written above.

WITNESS OR ATTEST:                      WG APPAREL, INC.


/s/ John K. Ziegler, Jr.                By:  /s/ John K. Ziegler    (Seal)
---------------------------                  ----------------------
John K. Ziegler, Jr.                       John K. Ziegler
Assistant Secretary                        Chairman and Chief Executive
                                           Officer

WITNESS OR ATTEST:                      WILLCOX & GIBBS, INC.


/s/ John K. Ziegler, Jr.                By:  /s/ John K. Ziegler    (Seal)
---------------------------                  ----------------------
John K. Ziegler, Jr.                       John K. Ziegler
Assistant Secretary                        Chairman and Chief Executive
                                           Officer

WITNESS OR ATTEST:                      LEADTEC SYSTEMS INC.


/s/ John K. Ziegler, Jr.                By:  /s/ John K. Ziegler    (Seal)
---------------------------                  ----------------------
John K. Ziegler, Jr.                       John K. Ziegler
Assistant Secretary                        Vice President

WITNESS OR ATTEST:                      CLINTON MANAGEMENT CORP.


/s/ John K. Ziegler, Jr.                By:  /s/ John K. Ziegler    (Seal)
---------------------------                  ----------------------
John K. Ziegler, Jr.                       John K. Ziegler
Assistant Secretary                        Vice President

WITNESS OR ATTEST:                      CLINTON MACHINERY CORPORATION


/s/ John K. Ziegler, Jr.                By:  /s/ John K. Ziegler    (Seal)
---------------------------                  ----------------------
John K. Ziegler, Jr.                       John K. Ziegler
Assistant Secretary                        Vice President

WITNESS:                                         NATIONSBANK, N.A.


/s/ Margaret Ann Brown                  By:  /s/ David B. Thayer    (Seal)
---------------------------                  ----------------------
                                           David B. Thayer
                                           Vice President

                     Additional Borrower Joinder Supplement
                                  (Macpherson)
                                                                January __, 1997

TO:   NATIONSBANK, N.A.

      Reference is hereby made to the Financing and Security Agreement dated as of December __, 1996 (the "Financing Agreement") by and among WG APPAREL, INC., a Delaware corporation ("Apparel"), WG, INC., a Delaware corporation ("Holdings"), LEADTEC SYSTEMS INC., a Delaware corporation ("Leadtec"), CLINTON MANAGEMENT CORP., a Florida corporation, CLINTON MACHINERY CORPORATION, a Delaware corporation and NATIONSBANK, N.A., as the "Lender." Capitalized terms not otherwise defined in this Additional Borrower Joinder Supplement (this "Joinder Supplement") shall have the meanings given to them in the Financing Agreement.

      MACPHERSON MEISTERGRAM, INC., a North Carolina corporation ("Macpherson"; the "Additional Borrower") hereby acknowledges, confirms and agrees that on and as of the date of this Joinder Supplement, the Additional Borrower has become, and is, a "Borrower" under the Financing Agreement and the other Financing Documents for all purposes thereof, and as such shall be jointly and severally liable, as provided in the Financing Documents, for all Obligations thereunder (whether incurred or arising prior to, on, or subsequent to the date hereof) and otherwise bound by all of the terms, provisions and conditions thereof.

      Without in any way implying any limitation on any of the provisions of this Agreement, the Financing Agreement, or any of the other Financing Documents, the Additional Borrower hereby assigns, pledges and grants to the Lender, and agrees that the Lender shall have a perfected and continuing security interest in, and Lien on, (a) all of the Additional Borrower's Accounts, Chattel Paper, Documents, Instruments, Securities, and General Intangibles, whether now owned or existing or hereafter acquired or arising, (b) all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to an Account or Chattel Paper, (c) all insurance policies relating to the foregoing, (d) all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and (e) all cash and non-cash proceeds and products of the foregoing. The Additional Borrower further agrees that the Lender shall have in respect thereof all of the rights and remedies of a secured party under the Uniform Commercial Code as well as those provided in this Agreement, under each of the other Financing Documents and under applicable Laws.

      The Additional Borrower hereby represents and warrants that all of the representations and warranties contained in the

Financing Documents are true and correct on and as of the date hereof as if made on and as of such date, both before and after giving effect to this Joinder Supplement, and that no Event of Default or Default has occurred and is continuing or exists or would occur or exist after giving effect to this Joinder Supplement.

      This Joinder Supplement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland, without regard to principles of choice of law.

      WITNESS the due execution hereof as of the day and year first above-written.

WITNESS:                                MACPHERSON MEISTERGRAM, INC.


                                        By:                     (SEAL)
-------------------------                  ---------------------
                                           John K. Ziegler, Jr.
                                           Vice President

WITNESS:                                NATIONSBANK, N.A.


                                        By:                     (SEAL)
-------------------------                  ---------------------
                                           David B. Thayer
                                           Vice President

                                LIST OF EXHIBITS

A-1.  Revolving Credit Note

B.    Form of Compliance Certificate

                                                                       EXHIBIT B

                               FINANCING AGREEMENT
                             COMPLIANCE CERTIFICATE

      THIS CERTIFICATE is made as of __________________, 199_ , by ____________________________________, a ________________ organized under the laws of the State of ___________________ (the "Borrowers"), to _______________________________, a national banking association (the "Lender"), pursuant to Section of the Financing and Security Agreement dated ______________, 199_, (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the "Financing Agreement") by and between the Borrowers and the Lender.

      I, ____________________, hereby certify that I am the ______________ of the Borrowers and am a Responsible Officer (as that term is defined in the Financing Agreement) authorized to certify to the Lender on behalf the Borrowers as follows:

      1. This Certificate is given to induce the Lender to make advances to the Borrowers under the Financing Agreement.

      2. This Certificate accompanies the _____________ financial statements for the period ended ___________________, 199__ (the "Current Financials") which the Borrowers is furnishing to the Lender pursuant to Section 6.1.1(__) of the Financing Agreement. The Current Financials have been prepared in accordance with GAAP (as that term is defined in the Financing Agreement).

      3. As required by Section 6.1.1(__) of the Financing Agreement, I have set forth on Schedule 1 a detailed computation of each financial covenant in Financing Agreement and a cash flow projection report.

      4. No change has occurred to the information contained in the Collateral Disclosure List except as set forth on Schedule 2 to this Certificate. By way of example and not limitation, the Collateral Disclosure List, together with
Schedule 2, contains a listing of all of the Borrowers' Patents, Trademarks, Copyrights (as those terms are defined in the Financing Agreement), all locations (owned, leased, warehouses or otherwise) where any Collateral (as that term is defined in the Financing Agreement) is located, all Subsidiaries (as that term is defined in the Financing Agreement).

      5. As of the date hereof, there exists no Default or Event of Default, as defined in the Article 7 of the Financing Agreement, nor any event which, upon notice or the lapse of time, or both, would constitute such an Event of Default.

      6. On the date hereof, the representations and warranties contained in
Article 5 of the Financing Agreement are true with the same effect as though such representations and warranties had been made on the date hereof.

      WITNESS my signature this _____ day of December, 1996.


                                        -------------------------------
                                        Name:
                                        Title:

                                            Schedule 1 to Compliance Certificate

                                            Schedule 2 to Compliance Certificate

                                LIST OF SCHEDULES

Schedule 4.1.10       Litigation

Schedule 4.1.13       Other Indebtedness

Schedule 4.1.19       Permitted Liens

Schedule 4.1.19(a)    Existing Letters of Credit

Schedule 5.1.15       Landlord's Lien Waivers

                                 SCHEDULE 4.1.10

                             OUTSTANDING LITIGATION

Current Lawsuits

1.    Doris Jones vs. Baruden Company, Ltd.,
                      Macpherson, Inc., et all

This is a personal injury case. Employee of a customer was injured running a machine and is seeking compensation claiming a product liability cause.

This is manufacturer's responsibility and is also covered by our insurance.

2.    Compucon

The company has entered into an agreement to distribute certain software and related hardware products produced by Compucon SA ("Compucon") for use in association with embroidery machines. Both the Company and Compucon have been contacted by Wilcom Pty. Ltd. ("Wilcom"), concerning a claim by Wilcom that Compucon's product incorporates Stitch Processor technology covered by a Wilcom patent. The Company and Compucon entered into an indemnification agreement, dated as of May 1, 1996, pursuant to which Compucon represents that its products do not infringe any patents or other intellectual property rights. This agreement also provides that Compucon will indemnify the Company for any losses related to a claim that the products infringe any patent or other proprietary rights.

Other Concerns:

Needle Guards: Embroidery machines do not have needle guards on them. In one case in the past OSHA had ruled it was unnecessary. Recently several OSHA inspectors have served notices on customers that their machine would require needle guards.

Since this affects the whole embroidery industry as well as the general apparel industry, a committee was developed to consider setting standards on needle guard requirements. This review is currently taking place and we are actively involved.

No litigation is pending.

Gangshaft Covers: On Baruden embroidery machines there is a gangshaft. This gangshaft is protected from exposure to an operator by way of a gangshaft cover. The current machines and the majority of machines shipped have a cover that snaps together for increased protection. The older model machines did not. Thus the older guards are not as safe as the new guards.

There is one personal injury case filed against Baruden Co. Ltd. regarding these older guards.

Baruden Co. Ltd. also is preparing replacement guards to forward to all customers who have the old guards.

                                                                 Schedule 4.1.13

                              Willcox & Gibbs, Inc.
                               Other Indebtedness
                   (Other than Debt Owed to NationsBank, N.A.)
                             (dollars in thousands)

Lenders:

Senior Notes                                                      $85,000,000.00

Other                                                             $    -0-

Total debt outstanding                                            $85,000,000.00

Total letters of credit                                           $ 1,556,528.00
(List of all existing letters
 of credit attached as Schedule                                       4.1.13(a))

Total Standby Letters of Credit                                   $ 4,535,179.64

      Total Letters of Credit                                     $ 6,091,706.00

Schedule 4.1.19

                                 PERMITTED LIENS

None other than liens in favor of NationsBank, N.A. as described in this Agreement.

                               Schedule 4.1.19(a)

                           EXISTING LETTERS OF CREDIT

Number                         Beneficiary                           Amount
------                         -----------                           ------

Schedule 5.1.15

      No Landlord Lien Waivers for the following premises:

Sunbrand

 1.   3900 Green Industrial Way
      Chamblee, Georgia 30341

 2.   5354-5360 El Paso Drive,
      El Paso, Texas  79905

 3.   476 Woodcrest Avenue
      Nashville, Tennessee  37210

 4.   One West Street
      Fall River, Mass.

 5.   Bulevar Gonzales de la Vega No. 203
      Parque Industrial Lagunero
      Gomez Palacio Durango
      Mexico, C.P.  35078

 6.   450 N.W. 27th Street
      Miami, Florida  33127

 7.   Ribera de San Cosme #22
      Despacho 403
      Colonia San Rafel
      Mexico, D.F.C.P.  06470

 8.   Zona Franca Industries Las Americas
      Autopista, Las Americas, KM 22, Santo Domingo
      Dominican Republic

Unity

 9.   7225 N.W. 44th Street
      Miami, Florida  33166

10.   824 East 8th Street
      Los Angeles, California  90021

Leadtec

11.   6800 Owensmouth Avenue
      Canoga Park, California

Clinton Machinery and Clinton Management

12.   4740M Dwight Evans Road
      Charlotte, North Carolina

WG Apparel, Inc.

13.   900 Milik Street
      Carteret, New Jersey 07008

Macpherson Meistergram, Inc.

14.   5350 Transportation Boulevard
      Suite 14
      Carfield Heights, Ohio

15.   14th East 38th Street
      New York, New York

16.   3505 Cadillac Avenue
      Costa Mesa, California

17.   6632 South 191st Place
      Kent, Washington  98032

18.   2244 Drew Road, Unit 4
      Mississauga, Ontario, Canada

19.   2244 West Wendow Avenue
      Greensboro, North Carolina  27407

20.   3706 Boren Drive
      Greensboro, North Carolina